UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

 (Amendment No. 2)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): June 23, 2016

NATURALNANO, INC.
(Exact name of Registrant as specified in its charter)

Nevada	000-49901	87-0646435
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Registrant's telephone number, including area code: (727) 393-3382

13613 Gulf Boulevard

Madeira Beach, Florida 33738

(Address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment on Form 8-K/A relates to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 29, 2016 and the Form 8-K/A filed with the Securities and Exchange Commission on July 21, 2016, for the purpose of updating the previously filed information.

This Form 8-K Amendment No. 2 should be read in conjunction with the Form 8-K filed by the Company on June 29, 2016 and the Form 8-K/A filed by the Company on July 21, 2016.

Forward Looking Statements

This Form 8-K/A and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrant’s management as well as estimates and assumptions made by the Registrant’s management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Registrant or the Registrant’s management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) relating to the Registrant’s industry, the Registrant’s operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned. Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results. The following discussion should be read in conjunction with the Registrant’s pro forma financial statements and the related notes filed with this Form 8-K.  In this Form 8-K/A, references to “we,” “our,” “us,” “NaturalNano,” the “Company” or the “Registrant” refer to NaturalNano, Inc., a Nevada corporation.

ITEM 2.01	COMPLETION OR ACQUISITION OR DISPOSITION OF ASSETS

Reference is made to Item 1.01, “Entry into a Material Definitive Agreement” and the contents of that section are incorporated herein, as if fully set forth under this Section 2.01.

DESCRIPTION OF BUSINESS

ABOUT OMNI SHRIMP

Introduction

Omni Shrimp (“Omni”) is a provider of shrimp in the United States. According to Marine Science Today Magazine, shrimp is the most eaten seafood within the United States. Shrimps come in many varieties which are differentiated by their color.

The highest quality shrimp are called “pinks” and are primarily located in American waters off the Florida coast. The Company specializes in these “Key West pinks” which are enjoyed as “peel and eat” or in a wide variety of recipes. The harvesting season for pinks is from November through June. Throughout the year, Omni also harvests “brown” and “white” shrimp.

Omni believes that it differentiates itself from its competitors not only by the quality of its product but its relationships with distributors allowing it to get its product to market as quickly as possible in order to guarantee freshness and taste. Our contacted vessels have refrigeration units on board which lock in freshness, and we use a processor in Louisiana which allows our haul to get out to the dining public within two to three days of catch resulting in as tasty a dining experience as possible.

Most consumers in the United States are not aware of the origin of their store-bought shrimp or that which they consume in restaurants.   Omni’s shrimp product is free of pesticide, chemicals and antibiotics, a fact that we believe is highly attractive and beneficial in terms of our eventual marketing success.

2

Shrimp Industry

Demand for the Product

Shrimp is a well-known and globally-consumed commodity, constituting one of the most important types of seafood and a staple protein source for much of the world.  According to the USDA Foreign Agricultural Service, the world consumes approximately 9.5 billion pounds of shrimp annually. Approximately 65% of the global supply of shrimp is caught by ocean trawlers and the other 35% is produced by open-air shrimp farms, mostly in developing countries.

Of the over 1.7 billion pounds consumed in the United States alone, 1.3 billion pounds were from imported sources.   The two largest exporting countries are Indonesia and India, which both export over 250 million pounds each.

Demand for shrimp has been increasing globally and is expected to continue to do so. According to James Anderson, Director of the Institute for Sustainable Food Systems, production for shrimp should increase at an annual growth rate of 7.7% through 2017. Between 2011 and 2013, shrimp production declined 14% due to EMS which lead to astronomical increases in the price of all forms of shrimp. However, even with greater production since 2011, shrimp prices have remained fairly high due to tremendous demand for the product.

The leading competitor to shrimp is tilapia. Tilapia is a similar seafood product which provides a comparable taste. However, according to Fishchoice.com, many tilapia producers have switched to raising shrimp given the strong price levels of shrimp, but may switch back to tilapia in the future. Other sources of shellfish, such as lobster and crab also provide competition to shrimp.

Trends in Shrimping

Shrimp boats, catch shrimp through the use of large, boat-towed nets.   However, the world’s oceans can only supply a finite amount of shrimp each year, which somewhat limits yields Shrimp farming, known in the industry as “aquaculture,” has ostensibly stepped in to fill this demand/supply imbalance.  Shrimp farming is typically done in open-air lagoons and man-made shrimp ponds connected to the open ocean.  Because these ponds constantly exchange water with the adjacent sea, the farmers are able to maintain the water chemistry that allows the shrimp to prosper.  However, this method of cultivating shrimp also carries severe ecological peril.  First of all, most shrimp farming is primarily conducted in developing countries, where poor shrimp farmers have little regard for the global ecosystem.  Because of this, these farmers use large quantities of antibiotics and other chemicals that maximize each farm’s chance of producing a crop, putting the entire system at risk.  For example, a viral infection that crops up in one farm can spread to all nearby farms, quite literally wiping out an entire region’s production.  In 1999, the White Spot virus invaded shrimp farms in at least five Latin American countries: Honduras, Nicaragua, Guatemala, Panama and Ecuador and in 2013-14 EMS (Early Mortality Syndrome) wiped out most of the Asia Pacific region and Mexico.  Secondly, there is also a finite amount of coastline that can be used for shrimp production – eventually shrimp farms that are dependent on the open ocean will have nowhere to expand.  Again, this is an ecologically damaging and ultimately unsustainable system for producing shrimp.

We believe the ecological benefits of responsible shrimp trawling so as not to deplete shrimp beds to extinction outweigh aquaculture. Global demand has the potential of outstripping the oceans’ ability to maintain the natural ecosystem’s balance, resulting in a permanent decline in yields.

Competition

Most competition for shrimp comes in the forms of fishing cooperatives, such as Clearwater Seafoods, Harbor Grace Shrimp and Newfound Resources. The industry tends to be fragmented with no one large or oligopolistic groups being able to exert substantial control.

3

 Government Approvals and Regulations

We are subject to government regulation and require certain licenses.  Following are regulations we are to and/or the permits and licenses we currently hold:

•	OSHA - No permit required but has right to inspect facility.

•	HACCP (Hazard Analysis and Critical Control Point) - Not needed unless we process shrimp on site.

We are subject to certain regulations regarding the need for field contractors not employed by us to be certified.  We strictly adhere to these regulations.  The cost of certification is an accepted part of expenses.  Regulations may change and become a cost burden but compliance and safety are our main concern.

Employees

Most of our products are produced by contract labor with our suppliers .We currently have two employees who  are executive officers of the Company and — salespersons who are independent contractors .  None of our employees are represented by a labor union.  We have not experienced any work stoppages and consider our relations with our employees to be good.

Description of Property

Our executive offices are located at 13613 Gulf Boulevard, Madeira Beach, Florida, and consist of approximately 1,000 square feet. We believe that our property is adequate for our current and immediately foreseeable operating needs. Our rent obligation for the twelve months ending December 31, 2016 is $6,000. We lease our executive officer from Madeira Beach Seafood, Inc., an affiliated entity.

Legal Proceedings

In the normal course of our business, we may periodically become subject to various lawsuits. However, there are currently no legal actions pending against .

RISK FACTORS

The common shares of the Company are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire investment. Accordingly, prospective investors should carefully consider, along with other matters referred to herein, the following risk factors in evaluating our business before purchasing any common shares.

Risks Related to Our Business and Industry

The market for our product may be limited, and as a result our business may be adversely affected.

We have no sustained history of earnings and have operated at a loss since we commenced business.

The feasibility of marketing our product has been assumed to this point and there can be no assurance that such assumptions are correct.   It is possible that competing technologies will be introduced into the marketplace before or after the introduction of our product to the market, which may affect our ability to market our product at a competitive price.

Furthermore, there can be no assurance that the prices we determine to charge for our product will be commercially acceptable or that the prices that may be dictated by the market will be sufficient to provide to us sufficient revenues to profitably operate and provide a financial return to our investors.

4

Our business and operations are affected by the volatility of prices for shrimp.

Our business, prospects, revenues, profitability and future growth are highly dependent upon the prices of and demand for shrimp.  Our ability to borrow and to obtain additional capital on attractive terms is also substantially dependent upon shrimp prices.  These prices have been and are likely to continue to be extremely volatile for seasonal, cyclical and other reasons.  Any substantial or extended decline in the price of shrimp will have a material adverse effect on our financing capacity and our prospects for commencing and sustaining any economic commercial production.  In addition, increased availability of imported shrimp can affect our business by lowering commodity prices.  This could reduce the value of inventories, held both by us and by our customers, and cause many of our customers to reduce their orders for new products until they can dispose of their higher cost inventories.

Market demand for our products may decrease.

We face competition from other producers of seafood as well as from other protein sources, such as pork, beef and poultry.  The basis on which we expect to compete include, but may not be limited to:

●	product quality;
●	price;
●	brand identification; and
●	Customer service.

Demand for our products may also be affected by our competitors’ promotional spending.  We may be unable to compete successfully on any or all of these bases in the future, which may have a material adverse effect on our revenues and results of operations.

Moreover, although historically the logistics and perishability of seafood has led to regionalized competition, the market for fresh and frozen seafood is becoming increasingly globalized as a result of improved delivery logistics and improved preservation of the products.  Increased competition, consolidation, and overcapacity may lead to lower product pricing of competing products that could reduce demand for our products and have a material adverse effect on our revenues and results of operations.

If we do not have access to all of the equipment, supplies, materials and services needed, we may have to suspend our operations as a result.

Competition and unforeseen limited sources of supplies in the industry may result in occasional spot shortages of equipment, supplies and materials.   Such unavailability could result in increased costs and delays to our operations. If we cannot find the products, equipment and materials that we need on a timely basis, we may have to suspend our production plans until we find the products, equipment and materials that we need.

If we lose our key management and technical personnel, our business may be adversely affected.

The success of the Company depends in large part upon the abilities and continued service of its executive officers and other key employees, particularly Mr. Colm Wyrnn, President and Chief Executive Officer, and Daniel Stelcer, Secretary and COO. There can be no assurance that the Company will be able to retain the services of such officers and employees.  The failure of the Company to retain the services of Messrs. Wrynn, Stelcer, and other key personnel could have a material adverse effect on the Company. The Company at the present time has no employment agreements with the above referenced individuals. In order to support its projected growth, the Company will be required to effectively recruit, hire, train and retain additional qualified management personnel.  The inability of the Company to attract and retain the necessary personnel could have a material adverse effect on the Company.

Our expansion plans for our shrimp production facilities reflects our current intent and is subject to change.

Our current plans regarding expansion of our shrimp harvesting are subject to change.  Whether we ultimately undertake our expansion plans will depend on the following factors, among others:

5

•	availability and cost of capital

•	current and future shrimp prices;

•	costs and availability of post-larvae shrimp, equipment, supplies and personnel necessary to conduct these operations;

•	success or failure of system design and activities in similar areas;

•	changes in the estimates of the costs to complete production facilities; and

•	decision of operators and future joint venture partners.

We will continue to gather data about our production facilities, and it is possible that additional information may cause us to alter our schedule or determine that a certain facility should not be pursued at all.

Our business depends on the development of a strong brand, and if we do not develop and enhance our brand, our ability to attract and retain subscribers may be impaired and our business and operating results may be harmed.

We believe that our brand will be a critical part of our business. Developing and enhancing our brand may require us to make substantial investments with no assurance that these investments will be successful. If we fail to promote and develop the ‘‘OMNI Shrimp’’ brand, or if we incur significant expenses in this effort, our business, prospects, operating results and financial condition may be harmed. We anticipate that developing, maintaining and enhancing our brand will become increasingly important, difficult and expensive.

 We rely on outside suppliers to fulfill our orders any failure on this entity to provide timely service can damage our business relationship with our customers.

We rely on outside entities for processing and order fulfillment. Any financial or distribution problem or other disruption with our suppliers and processing will cause some undue hardship with the Company.

Failure to ensure food safety and compliance with food safety standards could result in serious adverse consequences for us.

As our end products are for human consumption, food safety issues (both actual and perceived) may have a negative impact on the reputation of and demand for our products. In addition to the need to comply with relevant food safety regulations, it is of critical importance that our products are safe and perceived as safe and healthy in all relevant markets.

6

Our products may be subject to contamination by food-borne pathogens, such as Listeria monocytogenes, Clostridia, Salmonella and E. Coli or contaminants.  These pathogens and substances are found in the environment; therefore, there is a risk that one or more of these organisms and pathogens can be introduced into our products as a result of improper handling, poor processing hygiene or cross-contamination by us, the ultimate consumer or any intermediary.  We have little, if any, control over handling procedures once we ship our products for distribution.  Furthermore, we may not be able to prevent contamination of our shrimp by pollutants such as polychlorinated biphenyls, or PCBs, dioxins or heavy metals.

An inadvertent shipment of contaminated products may be a violation of law and may lead to product liability claims, product recalls (which may not entirely mitigate the risk of product liability claims), increased scrutiny and penalties, including injunctive relief and plant closings, by regulatory agencies, and adverse publicity.

Increased quality demands from authorities in the future relating to food safety may have a material adverse effect on our business, financial condition, results of operations or cash flow.  Legislation and guidelines with tougher requirements are expected and may imply higher costs for the food industry.  In particular, the ability to trace products through all stages of development, certification and documentation is becoming increasingly required under food safety regulations.  Further, limitations on additives and use of medical products in the farmed shrimp industry may be imposed, which could result in higher costs for us.

The food industry in general experiences high levels of customer awareness with respect to food safety and product quality, information and traceability.  We may fail to meet new and exacting customer requirements, which could reduce demand for our products.

We are subject to risks under environmental laws, the cost of compliance with which and any violation of which could materially adversely affect us.

Our operating expenses could be higher than anticipated due to the cost of complying with existing and future laws and regulations. Various environmental laws may impose liability on the current or prior owner or operator of real property for removal or remediation of hazardous or toxic substances.  Current or prior owners or operators may also be liable for government fines and damages for injuries to persons, natural resources and adjacent property.  These environmental laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence or disposal of the hazardous or toxic substances.  The cost of complying with environmental laws could materially adversely affect our results of operations.

Risks Related to Financing Our Business

Expansion of our operations will require significant capital expenditures for which we may be unable to obtain sufficient financing.

We have no sustained history of earnings.  We have relied, and continue to rely, on external sources of financing to meet our capital requirements, and to otherwise implement our corporate development and investment strategies.

We plan to obtain the future funding that we will need through the debt and equity markets but there can be no assurance that we will be able to obtain additional funding when it is required.  If we fail to obtain the funding that we need when it is required, we may have to forego or delay potentially valuable opportunities to build shrimp production facilities or default on existing funding commitments to third parties.  Our limited operating history may make it difficult to obtain future financing.

Our ability to generate positive cash flow is uncertain.

To develop and expand our business, we will need to make significant up-front investment and incur sales and marketing and general and administrative expenses.  In addition, our growth will require a significant investment in working capital.  Our business will require significant amounts of working capital to meet our production requirements and support our growth.

7

We cannot provide any assurance that we will be able to raise the capital necessary to meet these requirements. If adequate funds are not available or are not available on satisfactory terms, we may be required to significantly curtail our operations and may not be able to fund our current production requirements - let alone fund expansion, take advantage of unanticipated acquisition opportunities, develop or enhance our products, or respond to competitive pressures. Any failure to obtain such additional financing could have a material adverse effect on our business, results of operations and financial condition.

Because we may never have substantial income from our operations, our business may fail.

We have limited history of revenues and profitability from operations.  There can be no assurance that we will continue to operate profitably.  Our success is significantly dependent on uncertain events, including successful development of our technology, establishing satisfactory manufacturing arrangements and processes, and distributing and selling our products.

Before receiving revenues from sales to customers of our products, we anticipate that we will incur increased operating expenses without realizing any revenues.  We therefore expect to incur significant losses. If we are unable to generate significant revenues from sales of our products, we will not be able to earn profits or continue operations.  We can provide no assurance that we will generate any revenues or ever achieve profitability. If we are unsuccessful in addressing these risks, our business may fail and investors may lose all of their investment in our Company.

The cost of complying with governmental regulations may adversely affect our business operations.

We may be subject to various governmental regulations in foreign countries.  These regulations may change depending on prevailing political or economic conditions.  In order to comply with these regulations, we believe that we may be required to obtain permits for producing shrimp and file reports concerning our operations.  These regulations affect how we carry on our business, and in order to comply with them, we may incur increased costs and delay certain activities pending receipt of requisite permits and approvals.  If we fail to comply with applicable regulations and requirements, we may become subject to enforcement actions, including orders issued by regulatory or judicial authorities requiring us to cease or curtail our operations, or take corrective measures involving capital expenditures, installation of additional equipment or remedial actions.  We may be required to compensate third parties for loss or damage suffered by reason of our activities, and may face civil or criminal fines or penalties imposed for violations of applicable laws or regulations.  Amendments to current laws, regulations and permits governing our operations and activities could affect us in a materially adverse way and could force us to increase expenditures or abandon or delay the development of shrimp production facilities.

Our insurance coverage may be inadequate to cover all significant risk exposures.

We are exposed to liabilities that are unique to the products we provide.  While we intend to maintain insurance for certain risks, the amount of our insurance coverage may not be adequate to cover all claims or liabilities, and we may be forced to bear substantial costs resulting from risks and uncertainties of our business.  It is also not possible to obtain insurance to protect against all operational risks and liabilities.  The failure to obtain adequate insurance coverage on terms favorable to us, or at all, could have a material adverse effect on our business, financial condition and results of operations.  We do not have any business interruption insurance. Any business disruption or natural disaster could result in substantial costs and diversion of resources.

Risks Related to Ownership of our Common Stock

We have limited capitalization and will require financing, which may not be available.

We have limited capitalization, which increases our vulnerability to general adverse economic and industry conditions, limits our flexibility in planning for or reacting to changes in our business and industry and may place us at a competitive disadvantage to competitors with sufficient or excess capitalization. If we are unable to obtain sufficient financing on satisfactory terms and conditions, we will be forced to curtail or abandon our plans or operations. Our ability to obtain financing will depend upon a number of factors, many of which are beyond our control.

8

A limited public trading market exists for our common stock, which makes it more difficult for our stockholders to sell their common stock in the public markets.  Any trading in our shares may have a significant effect on our stock prices.

Although our common stock is listed for quotation on the OTC Marketplace (OTC PK) under the symbol “NNAN”, the trading volume of our stock is limited and a market may not develop or be sustained.  As a result, any trading price of our common stock on the OTC Marketplace may not be an accurate indicator of the trading price of our common stock.  Any trading in our shares could have a significant effect on our stock price.  If a more liquid public market for our common stock does not develop, then investors may not be able to resell the shares of our common stock that they have purchased and may lose all of their investment.  No assurance can be given that an active market will develop or that a stockholder will ever be able to liquidate its shares of common stock without considerable delay, if at all.  Many brokerage firms may not be willing to effect transactions in the securities.  Even if an Investor finds a broker willing to effect a transaction in our securities, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price.  Furthermore, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance.  These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price and liquidity of our common stock.

Our stock price may be volatile.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	limited “public float” in the hands of a small number of persons whose sales (or lack of sales) could result in positive or negative pricing pressure on the market price for our common stock;

•	actual or anticipated variations in our quarterly operating results;

•	changes in our earnings estimates;

•	the effect of the rights of the holders of our Series E Preferred Stock;

•	our ability to obtain adequate working capital financing;

•	changes in market valuations of similar companies;

•	publication (or lack of publication) of research reports about us;

•	changes in applicable laws or regulations, court rulings, enforcement and legal actions;

•	loss of any strategic relationships;

•	additions or departures of key management personnel;

•	actions by our stockholders (including transactions in our shares);

•	speculation in the press or investment community;

•	increases in market interest rates, which may increase our cost of capital;

•	changes in our industry;

9

•	competitive pricing pressures;

•	our ability to execute our business plan; and

•	economic and other external factors.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies.  These market fluctuations may also materially and adversely affect the market price of our common stock.

Our stock is categorized as a “penny stock”. Trading of our stock may be restricted by the SEC’s penny stock regulations which may limit a stockholder’s ability to buy and sell our stock.

Our stock is categorized as a “penny stock”, as that term is defined in SEC Rule 3a51-1, which generally provides that “penny stock”, is any equity security that has a market price (as defined) less than US$5.00 per share, subject to certain exceptions.  Our securities are covered by the penny stock rules, including Rule 15g-9, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and accredited investors.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account.  The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities and reduces the number of potential investors.  We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

According to SEC Release No. 34-29093, the market for “penny stocks” has suffered in recent years from patterns of fraud and abuse.  Such patterns include: (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses.  The occurrence of these patterns or practices could increase the future volatility of our share price.

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

10

To date, we have not paid any cash dividends and no cash dividends will be paid in the foreseeable future.

We do not anticipate paying cash dividends on our common stock in the foreseeable future and we may not have sufficient funds legally available to pay dividends.  Even if the funds are legally available for distribution, we may nevertheless decide not to pay any dividends.  We presently intend to retain all earnings for our operations.

The existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our Company and may discourage lawsuits against our directors, officers and employees.

Our bylaws contain indemnification provisions for our directors, officers and employees, and we have entered into indemnification agreements with our officer and directors.  The foregoing indemnification obligations could result in us incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup.  These provisions and resultant costs may also discourage us from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even though such actions, if successful, might otherwise benefit us and our stockholders.

If we fail to develop or maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent financial fraud.  As a result, current and potential stockholders could lose confidence in our financial reporting.

We are subject to the risk that sometime in the future, our independent registered public accounting firm could communicate to the board of directors that we have deficiencies in our internal control structure that they consider to be “significant deficiencies”.  A “significant deficiency” is defined as a deficiency, or a combination of deficiencies, in internal controls over financial reporting such that there is more than a remote likelihood that a material misstatement of the entity’s financial statements will not be prevented or detected by the entity’s internal controls.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud.  If we cannot provide reliable financial reports or prevent fraud, we could be subject to regulatory action or other litigation and our operating results could be harmed. We are required to document and test our internal control procedures to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act” or “SOX”), which requires our management to annually assess the effectiveness of our internal control over financial reporting.

We currently are not an “accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended. Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”) requires us to include an internal control report with our Annual Report on Form 10-K. That report must include management’s assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year. This report must also include disclosure of any material weaknesses in internal control over financial reporting that we have identified. As of March 31, 2016, the management of the Company assessed the effectiveness of the Company’s internal control over financial reporting based on the criteria for effective internal control over financial reporting established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (“COSO”) and SEC guidance on conducting such assessments. Management realized there were deficiencies in the design or operation of the Company’s internal control that adversely affected the Company’s internal controls which management considers to be material weaknesses. A material weakness in the effectiveness of our internal controls over financial reporting could result in an increased chance of fraud and the loss of customers; reduce our ability to obtain financing and require additional expenditures to comply with these requirements, each of which could have a material adverse effect on our business, results of operations and financial condition.

Our intended business, operations and accounting are expected to be substantially more complex than they have been in the past.  It may be time consuming, difficult and costly for us to develop and implement the internal controls and reporting procedures required by the Sarbanes-Oxley Act.  We may need to hire additional financial reporting, internal controls and other finance personnel in order to develop and implement appropriate internal controls and reporting procedures.  If we are unable to comply with the internal controls requirements of the Sarbanes-Oxley Act, then we may not be able to obtain the independent accountant certifications required by such act, which may preclude us from keeping our filings with the SEC current.

11

If we are unable to maintain the adequacy of our internal controls, as those standards are modified, supplemented, or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404.  Failure to achieve and maintain an effective internal control environment could cause us to face regulatory action and cause investors to lose confidence in our reported financial information, either of which could adversely affect the value of our common stock.

As a public company, we will incur significant increased operating costs and our management will be required to devote substantial time to new compliance initiatives.

Although our management has significant experience in the food industry, it has only limited experience operating the Company as a public company.  To operate effectively, we will be required to continue to implement changes in certain aspects of our business and develop, manage and train management level and other employees to comply with on-going public company requirements.  Failure to take such actions, or delay in the implementation thereof, could have a material adverse effect on our business, financial condition and results of operations.

The Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC, imposes various requirements on public companies, including requiring establishment and maintenance of effective disclosure and financial controls and changes in corporate governance practices.  Our management and other personnel will need to devote a substantial amount of time to these new compliance initiatives.  Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly.

Certain shareholders beneficially own and will continue to own a substantial portion of the Company’s common stock and, as a result, can exercise control over shareholder and corporate actions.

Our two executive officers through their ownership of the Series E Convertible Preferred Stock , will have voting control of approximately 95% of the Company’s outstanding common stock. This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of the Company’s common stock or prevent shareholders from realizing a premium over the market price for their shares of common stock.

If a market develops for our shares, sales of our shares relying upon Rule 144 may depress prices in that market by a material amount.

The majority of the outstanding shares of our common stock held by present stockholders are "restricted securities" within the meaning of Rule 144 under the Securities Act of 1933, as amended.  Sales under Rule 144 are also limited by the availability of current public information about us and, for selling shareholders who are affiliates, by certain manner of sale provisions and notice requirements..

Historically, the SEC has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, to their promoters or affiliates despite technical compliance with the requirements of Rule 144. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by shell companies (other than business transaction related shell companies) or issuers, like us, that have been at any time previously a shell company.

If we are determined to have been a “shell company” shareholders may be restricted from selling their shares without a Registration Statement

As noted in Item 5.06 , the Staff of the SEC has advised the Company that as of June 23, 2016, has determined that the Company was a “shell company”.

Rule 144(i)(1)(ii) states that Rule 144 is not available to securities initially issued by an issuer that has been “at any time previously” a reporting or non-reporting shell company. This broad language of Rule 144(i)(1)(ii) prohibits shareholders from utilizing Rule 144 to sell their shares in a company that at any time in its existence was a shell company, and renders the word “initially” in Rule 144(i) virtually meaningless.

However, according to Rule 144(i)(2), an issuer can “cure” its shell status if the issuer:

•	has ceased to be a shell company as defined in Rule 144(i)(1);

•	mandatorily files reports with the SEC;

•	has filed all required SEC reports and other materials during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials, other than Form 8-K reports); and

•	has filed current “Form 10 information” with the SEC reflecting the issuer’s status as an entity that is no longer a Shell Company, and at least one year has elapsed since such Form 10 information was filed.

12

To “cure” a company’s current or former shell company status, the conditions of Rule 144(i)(2) must be satisfied regardless of the time that has elapsed since the public company ceased to be a shell company and regardless of when the shares were issued. Thus, the availability of Rule 144 for resales of shares issued while the company is a shell company or thereafter may be restricted even after the expiration of the one year period since it filed its Form 10 information if the company is not current on all of its periodic reports required to be filed within the SEC during the 12 months before the date of the shareholder’s sale. For example, if the company did not timely file a Form 10-Q at the time a shareholder wishes to sell shares issued by the public company long after it ceases to be a shell company, Rule 144 will not be available.

We may face increased scrutiny from regulators which could impair our ability to secure a listing for our stock on a national securities exchange or execute certain business strategies.

Transactions of the type we just completed between NaturalNano and OMNI are often heavily scrutinized by the SEC and we may encounter difficulties or delays in obtaining future regulatory approvals.  There is a significant risk that we may encounter difficulties in obtaining the regulatory approvals necessary to conduct future financing or acquisition transactions, or to eventually achieve a listing of shares on one of the Nasdaq stock markets or any other national securities exchange. As a result, it is likely that we will be scrutinized carefully by the SEC and possibly by the Financial Industry Regulatory Authority (“FINRA”), which could result in difficulties or delays in achieving SEC clearance of any future registration statements or other SEC filings that we may pursue, in attracting FINRA-member broker-dealers to serve as market-makers in our common stock, or in achieving admission to one of the Nasdaq stock markets or any other national securities market. As a consequence, our financial condition and the value and liquidity of a shareholder’s shares of our common stock may be negatively impacted.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS.

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our financial statements and the related notes appearing elsewhere in this Report. This discussion and analysis may contain forward-looking statements based on assumptions about our future business. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including, but not limited to, those set forth under “Risk Factors” and elsewhere in this Report.

Cautionary Notice Regarding Forward Looking Statements

The information contained in this section contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Actual results may materially differ from those projected in the forward-looking statements as a result of certain risks and uncertainties set forth in this report.  Although management believes that the assumptions made and expectations reflected in the forward-looking statements are reasonable, there is no assurance that the underlying assumptions will, in fact, prove to be correct or that actual results will not be different from expectations expressed in this report.

13

We desire to take advantage of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  This filing contains a number of forward-looking statements that reflect management’s current views and expectations with respect to our business, strategies, products, future results and events, and financial performance.  All statements made in this filing other than statements of historical fact, including statements addressing operating performance, clinical developments which management expects or anticipates will or may occur in the future, including statements related to our technology, market expectations, future revenues, financing alternatives, statements expressing general optimism about future operating results, and non-historical information, are forward looking statements.  In particular, the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “may,” variations of such words, and similar expressions identify forward-looking statements, but are not the exclusive means of identifying such statements, and their absence does not mean that the statement is not forward-looking.  These forward-looking statements are subject to certain risks and uncertainties, including those discussed below.  Our actual results, performance or achievements could differ materially from historical results as well as those expressed in, anticipated, or implied by these forward-looking statements.  We do not undertake any obligation to revise these forward-looking statements to reflect any future events or circumstances.

Readers should not place undue reliance on these forward-looking statements, which are based on management’s current expectations and projections about future events, are not guarantees of future performance, are subject to risks, uncertainties and assumptions (including those described below), and apply only as of the date of this filing.  Our actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements.  Factors which could cause or contribute to such differences include, but are not limited to, the risks to be discussed in this Annual Report on Form 10-K and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business.  We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Unless required by law, we undertake no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this Report or to reflect the occurrence of unanticipated events. Shareholders and potential shareholders should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this Report. Management cautions that these statements are qualified by their terms and/or important factors, many of which are outside of our control, and involve a number of risks, uncertainties and other factors that could cause actual results and events to differ materially from the statements made, including, but not limited to, the following:

●	actual or anticipated fluctuations in our quarterly and annual operating results;
●	actual or anticipated product constraints;
●	decreased demand for our products resulting from changes in consumer preferences;
●	product and services announcements by us or our competitors;
●	loss of any of our key executives;
●	regulatory announcements, proceedings or changes;
●	competitive product developments;
●	intellectual property and legal developments;
●	any business combination we may propose or complete;
●	any financing transactions we may propose or complete; or
●	broader industry and market trends unrelated to its performance.

Use of Generally Accepted Accounting Principles (“GAAP”) Financial Measures

We use United States GAAP financial measures in the section of this report captioned “Management’s Discussion and Analysis or Plan of Operation” (MD&A), unless otherwise noted.  All of the GAAP financial measures used by us in this report relate to the inclusion of financial information.  This discussion and analysis should be read in conjunction with our financial statements and the notes thereto included elsewhere in this annual report.  All references to dollar amounts in this section are in United States dollars, unless expressly stated otherwise.

14

Overview

We were originally organized in Idaho on May 6, 1971 as Hall Mountain Silver Mines, Inc. On February 18, 2000, we relocated our domicile of incorporation from Idaho to Nevada. On June 19, 2003, we changed our corporate name to American Thorium, Inc. On October 10, 2003, in connection with all of the issued and outstanding shares of Cementitious Material Technologies, Inc. (“CMTT”), we changed our corporate name to Cementitious Materials, Inc. It was our intent that following the acquisition of CMTI we would engage in the business of licensing, marketing and promoting new construction materials based on CMTI’s proprietary technology. However, shortly after the acquisition it was determined by the parties involved that it would be in the best interest of all concerned to rescind the acquisition and accordingly, in April 2004, the acquisition of CMTI was rescinded. As a result of the rescission, we ceased conducting business operations and became a shell company. We changed our name to NaturalNano, Inc. on March 29, 2005.

On June 23, 2016 (the "Effective Date"), all of the shareholders of Omni entered into a Share Exchange Agreement (the "Exchange Agreement") with NaturalNano, Inc. (OTC PK: NNAN) , pursuant to which the shareholders exchanged with the Company all of the outstanding shares of stock of Omni and Omni thereupon became a wholly owned subsidiary of NNAN. In consideration for the exchange of those OMNI shares, the Company issued 28,500 shares of a newly created Series E Preferred Stock of NNAN(the "Series E Preferred Stock").

We are currently primarily a seafood company that purchases shrimp off the coast of Florida for distribution to major United States cities. We do not own vessels to trawl for shrimp nor do we have any employees involved with the fishing or processing of shrimp. We purchase shrimp product from various vessels and sell the output to distributors who resell to final customers such as restaurants or food chains. Any excess inventory is frozen to maintain freshness. Inventory that requires special processing is sent to a facility in Louisiana, which undertakes the necessary activities in order to have a finished product which meets the needs of a particular customer.

Differentiating Factors

Omni is a leading provider of shrimp in the United States. According to Marine Science Today Magazine, shrimp is the most eaten seafood within the United States. Shrimps come in many varieties which are differentiated by their color. The highest quality shrimp are called “pinks” and are primarily located in American waters off the Florida coast. The Company specializes in these “Key West pinks” which are enjoyed as “peel and eat” or in a wide variety of recipes. The harvesting season for pinks is from November through June. Throughout the year, Omni also harvests “brown” and “white” shrimp. Omni differentiates itself from its competitors not only by the quality of its product but its relationships with distributors to get the product to market as quickly as possible in order to guarantee freshness and taste.

Another differentiating product is the quality of Omni’s haul. The great preponderance of imported shrimp comes from Shrimp farming, known in the industry as “aquaculture.”  Shrimp farming is typically done in open-air lagoons and man-made shrimp ponds connected to the open ocean.  Because these ponds constantly exchange water with the adjacent sea, the farmers are able to maintain the water chemistry that allows the shrimp to prosper.  However, this method of cultivating shrimp also carries severe ecological peril.  First of all, most shrimp farming is primarily conducted in developing countries, where poor shrimp farmers have little regard for the global ecosystem.  Because of this, these farmers use large quantities of antibiotics and other chemicals that maximize each farm’s chance of producing a crop, putting the entire system at risk.  For example, a viral infection that crops up in one farm can spread to all nearby farms, quite literally wiping out an entire region’s production.  In 1999, the White Spot virus invaded shrimp farms in at least five Latin American countries: Honduras, Nicaragua, Guatemala, Panama and Ecuador and in 2013-14 Early Mortality Syndrome (“EMS”) wiped out most of the Asia Pacific region and Mexico.  Secondly, there is also a finite amount of coastline that can be used for shrimp production – eventually shrimp farms that are dependent on the open ocean will have nowhere to expand.  Again, this is an ecologically damaging and ultimately unsustainable system for producing shrimp.

As a result, these shrimp farms produce chemical-laden shrimp in an ecologically unsustainable way. We believe that this will ultimately lead to a reduction in imported shrimps, which will leave a demand that Omni will be able to fulfill along with other domestic providers.

Unfortunately, most consumers here in the United States are not aware of the origin of their store-bought shrimp that they consume in restaurants.  This is due to a USDA rule that states that only bulk-packaged shrimp must state the shrimp’s country of origin; any “prepared” shrimp, which includes arrangements sold in grocery stores and seafood markets, as well as all shrimp served in restaurants, can simply be sold “as is.”  Essentially, this means that most U.S. consumers may be eating shrimp laden with chemicals and antibiotics.  Omni’s shrimp product is free of pesticide, chemicals and antibiotics, a fact that we believe is highly attractive and beneficial in terms of our eventual marketing success.

15

Over the next twelve to twenty four months, the Company plans to implement the following:

•	Enhance the nature of our operations by:
o	Providing new products
o	Developing new customers
•	Improving profitability
o	Minimizing the time between paying for product and receiving proceeds from sales
o	Customizing product which would result in higher gross margins

Results of Operations for the Period from January 1, 2016 through June 23, 2016 (Date of Acquisition)

Operations began in January 2016.

Revenues and Cost of Goods sold

Revenue for the period from January 1, 2016 to June 23, 2016 (date of acquisition) totaled $1,199,948 and the cost of goods sold was $1,043,928.

Net margin of $156,020 resulted in a gross profit percentage of 13%

There were no revenues for the period of inception through December 31, 2015.

Operating Expenses

Operating expenses for the above period were $50,193 as follows:

Brokerage fees	$22,697
Freight and storage	15,208
Selling expenses	7,367
General and Administrative	4,921
Total	$50,193

Brokerage fees represent expenses paid to intermediaries to secure sales to our customers

Freight and storage represent expenses to ship and maintain shrimp inventory

Selling expenses represent advertising and all other fees besides brokerage commissions

General and administrative expenses represent office expenses such as rent and telephone plus legal and auditing expenses.

For the period ending December 31, 2015, total operating expenses were $1,277 associated with the formation of the corporation.

Liquidity and Capital Resources

As of June 23, 2016, the Company had $85,795 in cash and $67,835 in net working capital.

Cash from operating activities totaled ($47,948) for the period. Net income of $103,674 was offset by ($151,622) worth of adjustments to working capital as follows:

Increase in Accounts receivable	$(219,603)
Increase in Inventory	(74,141)
Increase in Prepaid and other	(2,867)
Increase in Accounts payable	142,835
Increase in Accrued interest payable	2,154

Total other adjsutments	$(151,622)

16

Cash from investing activities were $-0- for the period

Cash from financing activities were $133,743 and represented the receipt of Notes payable as detailed in Note 5, Notes Payable, to the Financial Statements.

The company anticipates that any needs for future capital will through the end of the year are not expected to exceed $200,000. Sources of capital may include sales of common stock, issuances of debt and cash provided by operations.

Financing Activities

There was no cash activity from financing activities.

Results of Operations for the Period September 22, 2015 (Date of Incorporation) through December 31, 2015

For the period of Acquisition through December 31,2015, the Company incurred $1,277 of expenses in regards to the formation of the Company. The Company had no revenues during such period.

Liquidity and Capital Resources

At December 31, 2015, the Company had no significant assets and no liabilities as operations had not yet commenced.

Uses of Funds from Operations of ($1,277) were offset by capital contributions of owners of $1,277.

The company anticipates that any needs for future capital will through the end of the upcoming year are not expected to exceed $200,000. Sources of capital may include sales of common stock, issuances of debt and cash provided by operations.

The Company commenced operations in January 2016. From that time period to the date of the merger (discussed in Note 5), the Company used approximately $48,000 in cash from Operations, mostly related to the timing of receipts of sales and expenditures for shrimp. This was offset by approximately $134,000 of loans provided by an affiliate. See Note 5., Subsequent Events for more detail.

Off-Balance Sheet Arrangements

We are not a party to any off-balance sheet arrangements, and we do not engage in trading activities involving non-exchange traded contracts. In addition, we have no financial guarantees, debt or lease agreements or other arrangements that could trigger a requirement for an early payment or that could change the value of our assets.

17

 “Going Concern” Qualification

We do not have any bank credit lines. Although the amount of revenues that we are now generating from our operations is increasing on a monthly basis, we do not anticipate that we will generate sufficient cash from operations to fund our working capital needs. Accordingly, to fund operations for the next twelve months, we intend to continue to seek additional financing from various sources, including from the sale of convertible debt or equity securities. We have not yet identified, and cannot be sure that we will be able to obtain any additional funding from either of these sources, or that the terms under which we may be able to obtain such funding will be beneficial to us. In addition, the Company is attempting to maximize the margins in each product line  along with identifying strategic partners to assist in the distribution channels through the provision of  product and operating lines of credit. The Company’s cash flow requirements to date have been met by infusion of capital and debt financing. The Company anticipates that additional  financing will be required until such time as the operations achieve  breakeven results Currently, the Company cannot determine when this will occur and as such the Company will need to obtain financing to cover its costs for the foreseeable future. No assurance can be given that these sources of financing will continue to be available. If the Company is unable to generate profits, or unable to obtain additional funds for its working capital needs, it may have to cease operations.  If we do not obtain sufficient additional funds in the near future, we will have to suspend some of our operations, scale down our current and proposed future operations or, if those actions are not sufficient, terminate our operations.

Recent Accounting Pronouncements

On September 1, 2009, the Company adopted FASB Topic 820, Fair Value Measurements, for financial assets and financial liabilities. FASB Topic 820 defines fair value, establishes a framework for measuring fair value under GAAP, and expands disclosures about fair value measurements.

All sources of revenue will be recorded pursuant to FASB Topic 605 Revenue Recognition, when persuasive evidence of arrangement exists, delivery of services has occurred, the fee is fixed or determinable and collectability is reasonably assured.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies that do not require adoption until a future date and are not expected to have a material impact on the financial statements upon adoption.

Investor Relations

We have retained Continental Stock Transfer & Trust Company as our transfer agent and registrar for our securities.

MARKET INFORMATION

Market for Common Equity and Related Stockholder Matters

The Company’s common stock is listed on the OTC Bulletin Board under the (OTC PK) symbol NNAN.

The high and low share prices for the Company’s common stock as reported on the exchange identified above,  for each quarterly period since January 1, 2014 presented below have been adjusted to reflect the 300 to 1 reverse stock split effective December 23, 2014. These quotations reflect inter-dealer prices, without mark-up, mark-down or commission, and may not represent actual transactions.

	Sales Prices
	High	Low

For the year ended December 31, 2014

First quarter	$7.51	$1.02
Second quarter	1.08	0.33
Third quarter	0.78	0.15
Fourth quarter	1.11	0.001

For the year ended December 31, 2015

First quarter	$.40	$.03
Second quarter	.26	.06
Third quarter	.20	.02
Fourth quarter	.16	.06

For the six months ended June 30, 2016

First quarter	$.10	$.02
Second quarter	.07	.025

18

The closing price of the Company’s common stock on August 30, 2016, as reported on the OTC Bulletin Board, was $0.015 per share. As of August 31, 2016 there were outstanding 3,054,469 shares of our common stock, which were held by approximately 300 shareholders of record. The Company has never declared or paid a cash dividend since inception, nor is there any intention to do so in the near term.

DIRECTORS AND EXECUTIVE OFFICERS

Set forth below is the name, age and present principal occupation or employment, and material occupations, positions, offices or employments for the past five years of the current directors and executive officers of the Company as of August 30, 2016.

Name	Age	Positions and Offices

Colm Wrynn	45	President, Chief Executive Officer and Director

Daniel Stelcer	46	Chief Operating Officer, Secretary and Director Designee

Mr. Wrynn, age 45, has more than twenty-years of experience assisting emerging growth companies to achieve their business objectives. His duties have included advising, operating, investing and providing emerging growth companies in a variety of industries with debt and equity capital, financial structuring and strategies for growth. Additionally, Mr. Wrynn has provided consulting services to emerging growth companies that have included creation of and implementation of various strategies for acquisition, organic growth, re-capitalization, balance sheet optimization and operational streamlining. For the past five years, the majority of Mr. Wrynn's efforts have been expended on Fisherman's Ice and Bait as Principal. Mr. Wrynn is also a Principal of Madeira Beach Seafood LLC, a real estate holding company, The Garlic Knot Franchise Systems, as Managing Member and Vanguard Funding, LLC as a consultant. Previously, Mr. Wrynn was Managing Member of Breckenridge Fund, LLC and Deer Creek Fund, LLC, two investment funds specializing in equity, debt and asset backed loans to emerging growth companies. Additionally, in 2001, Mr. Wrynn co-founded the Garlic Knot, LLC, and has been an integral part of growing the entity into a fourteen unit franchise. Mr. Wrynn has a B.S. in Finance from St. John's University and an MBA from University of Phoenix .

Mr. Stelcer, age 46, has been a principal in Fisherman's Ice & Bait Inc. since 2012. Mr. Stelcer is also a principal in Madeira Beach Seafood LLC, a real estate holding company. Prior to his involvement in MBS, he was a managing partner in Touchcom Inc., a leading security integrator company based out of Burlington, MA. With his assistance and guidance, Touchcom pioneered the first cloud based electronic security system. In 2008, Touchcom was sold privately to the world's leading security solutions group, London based G4S http://www.g4s.us. London Stock Exchange Symbol: GFS. Mr. Stelcer has a B.S in Business Administration from Hofstra University.

19

The directors of the Company have been elected to serve until the next annual meeting of stockholders and until their successor(s) have been elected and qualified, or until their death, resignation or removal. Directors of the Company do not receive any compensation for their services as members of the Board of Directors, but may be entitled to indemnification and reimbursement for expenses incurred in connection with their attendance at Board of Directors' meetings. Officers are appointed by the Board of Directors and serve at the discretion of the Board.

To the best of the Company's knowledge, there are no proceedings to which any of the foregoing individuals or any associate of any such person, is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Neither Mr. Wrynn nor Mr. Stelcer (i) beneficially owns any equity securities or rights to acquire any equity securities of the Company other than as disclosed below; (ii) has been involved in any transactions with the Company or had any business relationships with the Company or any of its directors, executive officers or affiliates of the type required to be disclosed pursuant to Rule 14f-1 under the Exchange Act other than as disclosed in this Information Statement; and (iii) has been the subject of any civil regulatory proceeding or any criminal proceeding.

Section 16(a) Beneficial Ownership Reporting Compliance

Pursuant to Section 16(a) of the Securities Exchange Act of 1934 and the rules issued thereunder, our directors and executive officers and any persons holding more than 10% of our common stock are required to file with the SEC reports of their initial ownership of our common stock and any changes in ownership of such common stock. Copies of such reports are required to be furnished to us. Based on the filings made with the SEC, we are not aware of any instances in the fiscal year ended December 31, 2015 when the executive officers, directors and owners of more than 10% of the outstanding shares of our common stock, did not comply with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Company does not currently have an audit committee, compensation committee or a nominating committee. The Company does not have an "audit committee financial expert" as defined in Item 407 of Regulation S-K. Neither of Messrs. Wrynn or Stelcer can be considered as independent.

As a result of the change of control, the Board has not yet designated any committees.

20

EXECUTIVE COMPENSATION

The table set forth below summarizes the compensation earned by our named executive officers in 2015 and 2014.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($) (a)	Bonus ($)	Stock Awards ($)(b)	Option Awards ($)(c)	Non- Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($) (d)	Total ($)

James Wemett President	2015	150,000	0	62,000	0	0	0	25,000	$237,000
James Wemett President	2014	150,000	0	32,969	0	0	0	10,000	$192,969

(a)	The CEO's board approved salary is $150,000 per annum. For the years ended 2015 and 2014, $73,000 and $84,950 respectively were paid in cash and $77,000 and $65,050 respectively have been accrued.

(b)	The amounts in the column "Stock Awards" reflect the warrants grant date fair value recognized for financial statement reporting purposes for common stock warrants granted.

(c)	The amounts in the column "Option Awards" reflect the grant date fair value to be recognized for financial statement reporting purposes in accordance with ASC 718, for option awards granted pursuant to, and outside of, the NaturalNano Incentive Compensation Plans.

(d)	The amounts in the column "All Other Compensation" reflect the actual cash paid for being a member of the Board of Directors.

Outstanding Equity Awards at December 31, 2015

The following tables summarize information concerning outstanding equity awards held by the named executive officer at December 31, 2015.

	Stock Warrant Awards
Name	Number of Securities underlying unexercised warrants (#) Exercisable	Number of Securities underlying unexercised warrants (#) Un-exercisable	Warrant Exercise Price($)	Warrant Expiration Date

James Wemett	2,941	None	$51.00	01/03/2016
James Wemett	50,000	None	$0.42	02/26/2023
James Wemett	100,000	None	$0.42	11/29/2018
James Wemett	35,000	None	$0.42	12/05/2018
James Wemett	50,000	None	$0.42	05/08/2019
James Wemett	200,000	None	$0.10	02/15/2025
James Wemett	200,000	None	$0.05	05/30/2025

	Stock Option Awards
Name	Number of Securities underlying unexercised options (#) Exercisable	Number of Securities underlying unexercised options (#) Un-exercisable	Options Exercise Price($)	Options Expiration Date

James Wemett	None	None	$0.00	N/A

Certain columnar information required by Item 402(p)(2) of Regulation SK has been omitted for categories where there was no compensation awarded to, or paid to, the named director during the year ended December 31, 2015.

Employment Agreements

The Company has no written or oral employment agreements or arrangements with either of Messrs. Wrynn or Stelcer.

21

Compensation of the Board

James Wemett was also the President of the Company and was paid an annual fee of $25,000 for services in 2015 and $10,000 for services provided in 2014. See Executive Compensation above. Our independent director received grants aggregating 100,000 and 30,000 common stock warrants in 2015 and 2014, respectively for serving as a board member. Directors are reimbursed for their reasonable expenses incurred in attending all board meetings. Not all of the board members incurred expenses in attending board meetings.

The following table shows compensation earned for the year ended December 31, 2015 for our independent directors who are not named executive officers who resigned effective June 15, 2016:

DIRECTOR COMPENSATION (1)

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (2)	Option Awards ($) (3)	Total ($)

Alexander Ruckdäschel (2)	none	$15,500	none	$15,500
Isaac Onn (3)	none	$5,500	none	$5,500

(1)	Certain columnar information required by Item 402(k) of Regulation S-K has been omitted for categories where there was no compensation awarded to, or paid to, the named director during the year ended December 31, 2015.

(2)	The director was granted 100,000 warrants during the year ended December 31, 2015 with a fair market value of $15,500 determined using the Black Scholes valuation model.

(3)	The director was granted 25,000 warrants during the year ended December 31, 2015 with a fair market value of $5,000 determined using the Black Scholes valuation model.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of August 31 , 2016, the number of shares of Common Stock beneficially owned by (i) each person or entity known to the Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of the Company, and (iii) all officers and directors as a group.  Information relating to beneficial ownership of common stock by our principal stockholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

22

The percentages below are calculated based on 3,054,569 shares of Common Stock issued and outstanding. Unless otherwise indicated, the business address of such person is c/o NaturalNano, Inc., 13613 Gulf Boulevard, Madeira Beach, Florida 33163.

Officers, Directors, 5% Shareholders	No. of Shares	Beneficial Ownership

Geevagh LLC (1)	18,440,500	31.666%

DCDGG LLC (2)	18,440,500	31.666%

Omni Ventures, Inc . (3)	18,440,500	31.666%

James Wemett (4)(5)
6215 Wilkins Tract
Livonia, New York 14487	2,614,115	51.89%

All directors and executive officers as a group (3 persons) (1) (2) (3)	39,455,115	100%

(1)	Geevagh LLC, a New York limited liability company is the holder of 9,500 shares of the Series E Convertible Preferred Stock. Each share of Series E Preferred Stock is convertible into shares of Common Stock according to a formula, which currently is based on the actual issued and outstanding shares as of the date of conversion (subject to certain adjustments). The 9,500 shares have the right to vote on an "as if converted " basis in the aggregate amount equal to 31.666% of the then outstanding shares of common stock of the Company. Colm Wrynn, President, CEO and Director is the sole beneficial owner of all the interests in Geevagh LLC, and disclaims beneficial ownership of the securities held by any other person.

(2)	DCDGG LLC, a New York limited liability company is the holder of 9,500 shares of the Series E Convertible Preferred Stock. Each share of Series E Preferred Stock is convertible into shares of Common Stock according to a formula, which currently is based on the actual issued and outstanding shares as of the date of conversion (subject to certain adjustments). The 9,500 shares have the right to vote on an "as if converted " basis in the aggregate amount equal to 31.666% of the then outstanding shares of common stock of the Company. Daniel Stelcer, Secretary, COO and Director Designee, is the sole beneficial owner of all the interests in DCDGG LLC, and disclaims beneficial ownership of the securities held by any other person.

(3)	Omni Ventures, Inc., a Florida corporation is the holder of 9,500 shares of the Series E Convertible Preferred Stock. Each share of Series E Preferred Stock is convertible into shares of Common Stock according to a formula, which currently is based on the actual issued and outstanding shares as of the date of conversion (subject to certain adjustments). The 9,500 shares have the right to vote on an "as if converted " basis in the aggregate amount equal to 31.666% of the then outstanding shares of common stock of the Company. Linda GiamPietro, is the sole beneficial owner of all the interests in Omni Ventures LLC, and disclaims beneficial ownership of the securities held by any other person.

(4)	Includes (i) 2,000,000 warrants to purchase shares of common stock at $0.05 per share, which warrants are held by a corporation beneficially owned by Mr. Wemett, (ii) 2,941 warrants to purchase shares of common stock at $51.00 per share (iii) 185,000 warrants to purchase shares of common stock at $0.42 per share and (iv) 200,000 warrants to purchase shares of common stock at $0.10 per share.

(5)	Includes currently exercisable options to purchase 196 shares of common stock at $255.00 per share held by Technology Innovations, LLC ("TI"). James Wemett is an equity holder of TI, which previously owned 56.3% of our outstanding common stock.

Indemnification of Directors and Officers

Our Articles of Incorporation, as amended, provide that to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

23

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Directors' and Officers' Liability Insurance

We currently do not have directors' and officers' liability insurance insuring our directors and officers against liability for acts or omissions in their capacities as directors or officers. We have entered into indemnification agreements with key officers and directors and such persons shall also have indemnification rights under applicable laws, and our certificate of incorporation and bylaws.

Code of Ethics

We have adopted code of ethics that applies to our officers, directors and employees, including our Chief Executive Officer and Chief Financial Officer.

Nevada Anti-Takeover Laws

Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

The Board and Committees of the Board

The Company does not currently have an Audit Committee, Compensation Committee or a Nominating committee and has not established specific procedures for selecting candidates for director. However, in the past directors were nominated by a majority vote of the Board or stockholders. There is also no established procedure for shareholder communications with members of the Board or the Board as a whole. However, stockholders requests for communication are referred by the president of the Company for a response.

Available Information

We are subject to the informational requirements of the Securities Exchange Act of 1934, which require us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street N.E. Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street N.E. Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, interested persons may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

24

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Items 1.01 and 2.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

ITEM 5.06	CHANGE IN SHELL COMPANY STATUS

On July 5, 2016, the staff of the Securities and Exchange Commission’s Division of Corporation Finance advised the Company that in light of the information set forth in the Form 8-K filed on June 29, 2016, the Staff was of the opinion that the Company was a “shell company” as defined in Rule 405 under the Securities Act of 1933 and Rule 12b-2 of the Exchange Act. The Company replied with a letter to the Staff contesting the factual basis of such determination, and the Staff replied with a subsequent letter affirming its prior determination.

Subsequent to the filing of this Form 8-K/A, the Company intends to have further communications with the Staff regarding their determination as to the Company’s shell company status.

The financial statements enclosed herewith were prepared on the assumption that the Company was not a shell company on June 23, 2016 and is not a shell company at the present time.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial statements:

Filed herewith are the following financial statements of OMNI Shrimp audited financial statements for the period from September 22, 2015 (inception) to December 31, 2015, and unaudited financial statements for the period January 1, 2016 to June 23, 2016 (Effective Date of Exchange Agreement).

(b) Pro forma financial information:

Filed herewith is the unaudited pro forma condensed financial information of NaturalNano, Inc. for the requisite periods.

(c) Shell company transactions:

Reference is made to the disclosure set forth under Items 2.01 and 5.06 of this report, which disclosure is incorporated herein by reference.

(d) Exhibits

Exhibit No.	Description
10.197	Lease between NaturalNano, Inc. and Madeira Beach Seafood, Inc. dated August 1, 2016

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURALNANO INC.

Dated: September 1, 2016	By:	/s/ Colm Wrynn
	Name:	Colm Wrynn
	Title:	Chief Executive Officer

25

OMNI SHRIMP, INC.

F-1

Scrudato & Co., PA

CERTIFIED PUBLIC ACCOUNTING FIRM

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

Omni Shrimp, Inc.

We have audited the accompanying balance sheets of Omni Shrimp, Inc. (“the Company”) as of December 31, 2015 and the related statements of operations, stockholder's deficit, and cash flows for the period September 22, 2015(inception) through December 31, 2015. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Omni Shrimp, Inc.as of December 31, 2015 and the results of its operations and its cash flows for the period September 22, 2015(inception) through December 31, 2015, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company has limited operating history and has incurred losses since inception and has limited working capital. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Scrudato & Co., PA

Califon, New Jersey

August 30, 2016

7 Valley View Drive Califon, New Jersey 07830
Registered Public Accounting Company Oversight Board Firm

F-2

Omni Shrimp, Inc.

Balance Sheet

December 31,
2015
(Audited)
Assets

Total Assets	$-

Liabilities and Stockholders' (Deficit)
Total Liabilities	$-

Stockholders' Equity
Common stock, 300 shares authorized; 300 shares issued and outstanding, $1 par value	300
Additional paid-in capital	977
Accumulated Deficfit	(1,277)
Total Stockholders' Equity	-

Total liabilities and stockholders' (deficit)	$0

See accompanying notes to the financial statements

F-3

Omni Shrimp, Inc.

Statements of Operations

(Audited)

From September 22, 2015 (Date of Inception) to December 31, 2015

Revenues	$-

Operating Expenses	-
Incorporation and other start-up expenses	1,277

Other Income	-

Net Income (Loss)	$(1,277)

Net loss per common share - basic and diluted	$(4.26)

Weighted average number of common shares outstanding during the period/year - basic	300

See accompanying notes to the financial statements

F-4

Omni Shrimp, Inc.

Statement of Stockholder's Equity

From the Period of Inception to December 31, 2015

(Audited)

					Total
	Common Stock, $1 Par Value		Additional Paid-In	Accumulated	Stockholders'
	Shares	Amount	Capital	Deficit	Equity

Issuance of shares to founders	300	$300	$977		$1,277

Net loss				$(1,277)	$(1,277)

Balance- December 31, 2015	300	300	$977	$(1,277)	$-

F-5

Omni Shrimp, Inc.

Statements of Cash Flows

(Audited)

From period of inception to December 31, 2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$(1,277)

Net cash provided by (used in) operating activities	(1,277)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net cash used in investing activities	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	1,277
Net cash provided by financing activities	1,277

Net (Decrease) in Cash	-

Cash - Beginning of Period/Year	-

Cash - End of Period/Year	$-

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash paid during the period/year for:
Interest	$-
Income Taxes	$-

See accompanying notes to the financial statements

F-6

OMNI SHRIMP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Nature of Operations and Summary of Significant Accounting Policies

Background

Omni Shrimp, Inc. ("Omni" or the "Company") was organized on September 22, 2015 with executive offices located in Madeira Beach, Florida on the Gulf of Mexico. Omni is a fast growing wholesaler of locally caught wild American shrimp, predominantly the highly popular Key West pink variety. Customers are large distributors in the US, who then resell the product to grocery store chains, restaurants and other retail stores in the Florida, Boston and New York markets.

Material Definitive Agreement

On June 23, 2016 (the "Effective Date"), all of the shareholders of Omni it entered into a Share Exchange Agreement (the "Exchange Agreement") with NaturalNano, Inc. (OTC PK: NNAN) , pursuant to which the shareholders exchanged with the Company all of the outstanding shares of stock of Omni and Omni thereupon became a wholly owned subsidiary of NNAN. In consideration for the exchange of those OMNI shares, the Company issued 28,500 shares of a newly created Series E Preferred Stock of NNAN (the "Series E Preferred Stock").

Going Concern

The accompanying condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company has earned no revenue since inception, and supports its continued operations through contributions by its founding principals. As of December 31, 2015, the company had an accumulated deficit of $1,277. These matters, among others, raise substantial doubt about the Company's ability to continue as a going concern.

While the Company has recently commenced its operations and revenue generating activities, the Company's cash position may not be sufficient enough to support the Company's daily operations. Management intends to raise additional funds by way of a public or private offering of either debt, equity preferred stock or cash flow from operations. Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company's ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments that would be necessary if the Company is unable to continue as a going concern

F-7

Basis of Presentation

The accompanying consolidated balance sheet as of December 31, 2015, which was derived from audited financial statements, and the unaudited interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") for interim financial information.

In the opinion of management, the information furnished in these interim financial statements reflect all adjustments necessary for a fair statement of the financial position and results of operations and cash flows as of and for the year ended December 31, 2015. All such adjustments are of a normal recurring nature. The financial statements do not include some information and notes necessary to conform to annual reporting requirements.

Year End

The Company’s fiscal year is a calendar year end.

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s).

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimate(s) and assumption(s) affecting the financial statements were:

(i)	Assumption as a going concern: Management assumes that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.
(ii)	Valuation allowance for deferred tax assets: Management assumes that the realization of the Company’s net deferred tax assets resulting from its net operating loss (“NOL”) carry–forwards for Federal income tax purposes that may be offset against future taxable income was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance. Management made this assumption based on (a) the Company has incurred recurring losses, (b) general economic conditions, and (c) its ability to raise additional funds to support its daily operations by way of a public or private offering, among other factors.

Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Cash and Cash Equivalents: For financial statement presentation purposes, the Company considers those short-term, highly liquid investments with original maturities of three months or less to be cash or cash equivalents. There were no cash equivalents as of December 31, 2015.

Allowance for Doubtful Accounts: The collectability of our accounts receivable is evaluated through review of outstanding invoices and ongoing credit evaluations of our customers’ financial condition. In cases where we are aware of circumstances that may impair a specific customer’s ability to meet its financial obligations subsequent to the original sale, we will record an allowance against amounts due, and thereby reduce the net recognized accounts receivable to the amount we reasonably believe will be collected. We also maintain an allowance based on our historical collections experience. When we determine that collection is not likely, we write off accounts receivable against the allowance for doubtful accounts

F-8

Inventories

Inventories are stated at the lower of cost or market. All of our other inventories are valued using the first-in, first-out (“FIFO”) method. The Company evaluates inventory quarterly for reserves for obsolescence.

The Company uses the First-In First Out method of accounting for its inventory cost-flow assumption.

There was no inventory on hand at December 31, 2015

Property, Plant and Equipment

Property, plant, and equipment are stated at acquisition cost, plus capitalized interest on borrowings during the actual construction period of major capital projects. At this time, the Company has not Property Plant and Equipment.

Start-Up Costs: In accordance with ASC 720, “Start-up Costs”, the company expenses all costs incurred in connection with the start-up and organization of the company.

Valuation of Long-Lived Assets: We review the recoverability of our long-lived assets including land, equipment, goodwill and investments, when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on our ability to recover the carrying value of the asset from the expected future pre-tax cash flows (undiscounted and without interest charges) of the related operations. If these cash flows are less than the carrying value of such asset, an impairment loss is recognized for the difference between estimated fair value and carrying value. Our primary measure of fair value is based on discounted cash flows. The measurement of impairment requires management to make estimates of these cash flows related to long-lived assets, as well as other fair value determinations. No impairment was recognized during the year ended December 31, 2015.

Revenue Recognition: The Company recognizes revenue during the period in which fish are delivered to the customer. Sale proceeds received in the current period, for which delivery has not occurred, are recorded as deferred revenue until the fish are delivered to the customer.

Fair Value of Financial Instruments: FASB ASC 825, "Financial Instruments," requires entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value. FASB ASC 825 defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. At March 31, 2016 and 2015, the carrying value of certain financial instruments (cash and cash equivalents, accounts payable and accrued expenses.) approximates fair value due to the short-term nature of the instruments or interest rates, which are comparable with current rates.

Fair Value Measurements: The Company measures fair value under a framework that utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). The three levels of inputs which prioritize the inputs used in measuring fair value are:

Level 1: Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access.

Level 2: Inputs to the valuation methodology include:

·	Quoted prices for similar assets or liabilities in active markets;
·	Quoted prices for identical or similar assets or liabilities in inactive markets;
·	Inputs other than quoted prices that are observable for the asset or liability;
·	Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

If the asset or liability has a specified (contractual) term, the level 2 input must be observable for substantially the full term of the asset or liability.

Level 3: Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The asset's or liability's fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

F-9

When the Company changes its valuation inputs for measuring financial assets and liabilities at fair value, either due to changes in current market conditions or other factors, it may need to transfer those assets or liabilities to another level in the hierarchy based on the new inputs used. The Company recognizes these transfers at the end of the reporting period that the transfers occur. For the year ended December 31, 2015, there were no transfers of financial assets or financial liabilities between the hierarchy levels.

There were no assets and liabilities remeasured at fair value on a recurring basis as of December 31, 2015:

Revenue Recognition: The Company recognizes revenue during the period in which fish are delivered to the customer. Sale proceeds received in the current period, for which delivery has not occurred, are recorded as deferred revenue until the fish are delivered to the customer.

Income Taxes

The Company has elected by unanimous consent of its shareholders to be taxed under the provisions of subchapter S of the Internal Revenue Code.  Under those provisions, the Company not pay federal or state corporate income taxes on its taxable income.  Instead, the shareholders of the Company were liable for individual federal income taxes on their respective shares of the Company”s taxable income.

Therefore, provisions for federal and state income taxes are not calculated at the Corporate level.

Earnings per Common Share: We compute net (loss) per share in accordance with FASB ASC 260, Earning per Share. FASB ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period.

Recent Accounting Pronouncement: The Company has evaluated new relevant accounting for possible impact on our condensed consolidated financial statements and deemed their impact to be immaterial or non-applicable to the Company.

Note 2. Relationships with Affiliates

Madeira Beach Seafood, Inc. (“MBS”), which has lent the company approximately $134,000 (see Note 4. Subsequent Events Footnote) is owned by Colm Wrynn, the Company’s President and Chief Executive Officer, Linda Giampietro and Daniel Stelcer. Mr. Wrynn, Ms. Giampietro and Mr. Stelcer are also co-owners of Omni.

The Company's President and Chief Executive Officer does not receive a management fee or other compensation in connection with his services to the Company. The Company reimburses its President and Chief Executive Officer for all direct and indirect costs of services provided and other expenses necessary or appropriate to the conduct of our business.

F-10

Note 3. Stockholders' Equity

Common Stock

We are currently authorized to issue up to 300 shares of $ 0.0001 par value common stock. All issued shares of common stock are entitled to vote on a 1 share/1 vote basis.

Note 4. Subsequent Events

Issuance of Debt

On February 12, 2016, the Company issued a demand note to MBS for $85,000 and received that amount in cash. The note bears interest at 5.25% and is unsecured.

On April 7, 2016, the Company issued a demand note to MBS for $48,743 and received that amount in cash. The note bears interest at 5.25% and is unsecured.

Note 5. Commitments and Contingencies

Material Definitive Agreement

On June 23, 2016 (the "Effective Date"), all of the shareholders of Omni entered into a Share Exchange Agreement (the "Exchange Agreement") with NaturalNano, Inc. (OTC PK: NNAN) , pursuant to which the shareholders exchanged with the Company all of the outstanding shares of stock of Omni and Omni thereupon became a wholly owned subsidiary of NNAN. In consideration for the exchange of those OMNI shares, the Company issued 28,500 shares of a newly created Series E Preferred Stock of NNAN(the "Series E Preferred Stock").

F-11

OMNI SHRIMP, INC.

F-12

Scrudato & Co., PA

CERTIFIED PUBLIC ACCOUNTING FIRM

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

Omni Shrimp, Inc.

We have audited the accompanying balance sheets of Omni Shrimp, Inc. (“the Company”) as of June 23, 2016 and the related statements of operations, stockholder's deficit, and cash flows for the period January 1, 2016 through June 23, 2016. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal controls over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Omni Shrimp, Inc.as of June 23, 2016 and the results of its operations and its cash flows for the period January 1, 2016 through June 23, 2016, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1, the Company has limited operating history and has incurred losses since inception and has limited working capital. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Scrudato & Co., PA

Califon, New Jersey

August 30, 2016

7 Valley View Drive Califon, New Jersey 07830
Registered Public Accounting Company Oversight Board Firm

F-13

Omni Shrimp, Inc.

Balance Sheets

(Audited)

	June 23, 2016 (Date of Acquisition)	December 31, 2015

Assets
Current Assets
Cash	$85,795	$-
Accounts Receivable	219,603	-
Inventory	74,141	-
Prepaid and Other	2,867	-

Total Assets	$382,406	$-

Liabilities and Stockholders' Equity

Current Liabilities
Accounts Payable	$142,835	$-
Accrued interest payable	2,154	-
Accrued tax liability	-	-
Notes Payable Current	133,743	-
Total Liabilities	278,732	-

Stockholders' Equity
Common stock, 300 shares authorized; 300 shares issued and outstanding, $1 par value	300	300
Additional Paid-In capital	977	977
Retained Earnings	102,397	(1,277)
Total Stockholders' Equity	103,674	-

Total liabilities and stockholders' (deficit)	$382,406	$-

See accompanying notes to the financial statements

F-14

Omni Shrimp, Inc.

Statements of Operations

(Audited)

From January 1, 2016 through June 23, 2016 (Date of acquisition)
Reveneus
Sales	$1,199,948
Cost of Goods Sold	(1,043,928)
Gross Profit	156,020

Operating Expenses
Brokers Fees	22,697
Freight and Storage	15,208
Selling expenses	9,054
General and Administrative	3,234
Total Operating Expenses	50,193

Earnings before Interest and Taxes	105,827

Interest Expense	2,154

Earnings before taxes	$103,674

Provision for Income Taxes	0

Net Income	$103,674

Net loss per common share - basic and diluted	$345.58

Weighted average number of common shares outstanding during the period/year - basic	300

See accompanying notes to the financial statements

F-15

Omni Shrimp, Inc.

Statement of Stockholder's Equity

From the Period of Inception to June 23, 2016

(Audited)

					Total
	Common Stock, $1 Par Value		Additional Paid-In		Stockholders'
	Shares	Amount	Capital	Retained Earnings	Equity

Issuance of shares to founders	300	$300	$977	$-	$1,277

Net loss		-	-	(1,277)	(1,277)

Balance- December 31, 2015	300	300	977	(1,277)	0

Net income		-	-	$103,674	103,674

Balance at June 23, 2016	300	$300	$977	$102,397	$103,674

F-16

Omni Shrimp, Inc.

Statements of Cash Flows

(Audited)

From January 1 to June 23, 2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$103,674
Change in Operating Liabilities:
Accounts Receivable	(219,603)
Inventory	(74,141)
Prepaid and Other	(2,867)
Accounts Payable	142,835
Accrued interest payable	2,154
Accrued tax liability	0

Net cash provided by (used in) operating activities	(47,948)

CASH FLOWS FROM INVESTING ACTIVITIES:
Net cash used in investing activities	-

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of notes payable	133,743

Net cash provided by financing activities	133,743

Net (Decrease) in Cash	85,795

Cash - Beginning of Period/Year	-

Cash - End of Period/Year	$85,795

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash paid during the period/year for:
Interest	$-
Income Taxes	$-

See accompanying notes to the financial statements

F-17

OMNI SHRIMP, INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Nature of Operations and Summary of Significant Accounting Policies

Background

Omni Shrimp, Inc. ("Omni" or the "Company" or “we”) was organized on September 22, 2015 with executive offices located in Madeira Beach, Florida on the Gulf of Mexico. Omni is a wholesaler of locally caught wild American shrimp, predominantly the highly popular Key West pink variety. Customers are large distributors in the US, who then resell the product to grocery store chains, restaurants and other retail stores in the Florida, Boston and New York markets.

Omni does not own vessels nor have employees who are involved with the catching, transporting or processing of shrimp. Omni’s business model is as follows:

•	We purchase shrimp from incoming vessels
•	Through brokers, we arrange for sales to distributors.
•	We refrigerate as inventory that we cannot immediately sell
•	We process at a facility in Louisiana if purchasers require certain needs (e.g.- shrimp are to be headless)
•	We send directly to customers the remainder

Material Definitive Agreement

On June 23, 2016 (the "Effective Date"), all of the shareholders of Omni entered into a Share Exchange Agreement (the "Exchange Agreement") with NaturalNano, Inc. (OTC PK: NNAN) , pursuant to which the shareholders exchanged with the Company all of the outstanding shares of stock of Omni and Omni thereupon became a wholly owned subsidiary of NNAN. In consideration for the exchange of those OMNI shares, the Company issued 28,500 shares of a newly created Series E Preferred Stock of NNAN(the "Series E Preferred Stock").

The transaction closed on June 23, 2016.

Going Concern

The accompanying condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company has earned no revenue since inception, and supports its continued operations through contributions by its founding principals. As of December 31, 2016, the company had an accumulated deficit of $1,277. These matters, among others, raise substantial doubt about the Company's ability to continue as a going concern.

While the Company is just beginning its operations and revenue generating activities, the Company's cash position may not be significant enough to support the Company's daily operations. Management intends to raise additional funds by way of a public or private offering of debt, equity preferred stock or cash flow from operations. . Management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company's ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern

F-18

Basis of Presentation

The accompanying consolidated balance sheets as of June 23, 2016 and December 31, 2015, which was derived from audited financial statements, and the unaudited interim consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") for interim financial information.

In the opinion of management, the information furnished in these interim financial statements reflect all adjustments necessary for a fair statement of the financial position and results of operations and cash flows as of and for the period from January 1, 2016 through the Effective Date. All such adjustments are of a normal recurring nature. The financial statements do not include some information and notes necessary to conform to annual reporting requirements.

Year End

The Company’s fiscal year is a calendar year end.

Use of Estimates and Assumptions and Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date(s) of the financial statements and the reported amounts of revenues and expenses during the reporting period(s).

Critical accounting estimates are estimates for which (a) the nature of the estimate is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change and (b) the impact of the estimate on financial condition or operating performance is material. The Company’s critical accounting estimate(s) and assumption(s) affecting the financial statements were:

(iii)	Assumption as a going concern: Management assumes that the Company will continue as a going concern, which contemplates continuity of operations, realization of assets, and liquidation of liabilities in the normal course of business.
(iv)	Valuation allowance for deferred tax assets: Management assumes that the realization of the Company’s net deferred tax assets resulting from its net operating loss (“NOL”) carry–forwards for Federal income tax purposes that may be offset against future taxable income was not considered more likely than not and accordingly, the potential tax benefits of the net loss carry-forwards are offset by a full valuation allowance. Management made this assumption based on (a) the Company has incurred recurring losses, (b) general economic conditions, and (c) its ability to raise additional funds to support its daily operations by way of a public or private offering, among other factors.

Those significant accounting estimates or assumptions bear the risk of change due to the fact that there are uncertainties attached to those estimates or assumptions, and certain estimates or assumptions are difficult to measure or value.

Management bases its estimates on historical experience and on various assumptions that are believed to be reasonable in relation to the financial statements taken as a whole under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

Management regularly evaluates the key factors and assumptions used to develop the estimates utilizing currently available information, changes in facts and circumstances, historical experience and reasonable assumptions. After such evaluations, if deemed appropriate, those estimates are adjusted accordingly.

Actual results could differ from those estimates.

Cash and Cash Equivalents: For financial statement presentation purposes, the Company considers those short-term, highly liquid investments with original maturities of three months or less to be cash or cash equivalents. There were no cash equivalents as of December 31, 2015.

Allowance for Doubtful Accounts: The collectability of our accounts receivable is evaluated through review of outstanding invoices and ongoing credit evaluations of our customers’ financial condition. In cases where we are aware of circumstances that may impair a specific customer’s ability to meet its financial obligations subsequent to the original sale, we will record an allowance against amounts due, and thereby reduce the net recognized accounts receivable to the amount we reasonably believe will be collected. We also maintain an allowance based on our historical collections experience. When we determine that collection is not likely, we write off accounts receivable against the allowance for doubtful accounts

F-19

Inventories

Inventories are stated at the lower of cost or market. All of our other inventories are valued using the first-in, first-out (“FIFO”) method. The Company evaluates inventory quarterly for reserves for obsolescence.

The Company uses the First-In First Out method of accounting for its inventory cost-flow assumption.

There was no inventory on hand at December 31, 2015

Property, Plant and Equipment

Property, plant, and equipment are stated at acquisition cost, plus capitalized interest on borrowings during the actual construction period of major capital projects. At this time, the Company has not Property Plant and Equipment.

Start-Up Costs: In accordance with ASC 720, “Start-up Costs”, the company expenses all costs incurred in connection with the start-up and organization of the company.

F-20

Valuation of Long-Lived Assets: We review the recoverability of our long-lived assets including land, equipment, goodwill and investments, when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on our ability to recover the carrying value of the asset from the expected future pre-tax cash flows (undiscounted and without interest charges) of the related operations. If these cash flows are less than the carrying value of such asset, an impairment loss is recognized for the difference between estimated fair value and carrying value. Our primary measure of fair value is based on discounted cash flows. The measurement of impairment requires management to make estimates of these cash flows related to long-lived assets, as well as other fair value determinations. No impairment was recognized during the three month ended March 31, 2016 and 2015.

Revenue Recognition: The Company recognizes revenue during the period in which fish are delivered to the customer. Sale proceeds received in the current period, for which delivery has not occurred, are recorded as deferred revenue until the fish are delivered to the customer.

Income Taxes

The Company has elected by unanimous consent of its shareholders to be taxed under the provisions of subchapter S of the Internal Revenue Code.  Under those provisions, the Company not pay federal or state corporate income taxes on its taxable income.  Instead, the shareholders of the Company were liable for individual federal income taxes on their respective shares of the Company”s taxable income.

Therefore, provisions for federal and state income taxes are not calculated at the Corporate level.

Fair Value of Financial Instruments: FASB ASC 825, "Financial Instruments," requires entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value. FASB ASC 825 defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. As of June 23, 2016 and December 31, 2015, the carrying value of certain financial instruments (cash and cash equivalents, accounts payable and accrued expenses.) approximates fair value due to the short-term nature of the instruments or interest rates, which are comparable with current rates.

F-21

Fair Value Measurements: The Company measures fair value under a framework that utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). The three levels of inputs which prioritize the inputs used in measuring fair value are:

Level 1: Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access.

Level 2: Inputs to the valuation methodology include:

·	Quoted prices for similar assets or liabilities in active markets;
·	Quoted prices for identical or similar assets or liabilities in inactive markets;
·	Inputs other than quoted prices that are observable for the asset or liability;
·	Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

If the asset or liability has a specified (contractual) term, the level 2 input must be observable for substantially the full term of the asset or liability.

Level 3: Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The asset's or liability's fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

When the Company changes its valuation inputs for measuring financial assets and liabilities at fair value, either due to changes in current market conditions or other factors, it may need to transfer those assets or liabilities to another level in the hierarchy based on the new inputs used. The Company recognizes these transfers at the end of the reporting period that the transfers occur. For the period from January 1, 2016 through June 23, 2016, there were no transfers of financial assets or financial liabilities between the hierarchy levels.

There were no assets and liabilities remeasured at fair value on a recurring basis as of June 23, 2016:

Earnings per Common Share: We compute net (loss) per share in accordance with FASB ASC 260, Earning per Share. FASB ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period.

Recent Accounting Pronouncement: The Company has evaluated new relevant accounting for possible impact on our condensed consolidated financial statements and deemed their impact to be immaterial or non-applicable to the Company.

Note 2. Going Concern

The accompanying condensed consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. The Company does not have a long period of continued operations and has supported its operations to date through loans from entity with shared ownership.. These matters, among others, raise substantial doubt about the Company's ability to continue as a going concern.

Given the nascent nature of the Company’s operations, we believe it is difficult to forecast demands for cash at this time, The Company's cash position may not be significant enough to support the Company's daily operations. If necessary, management plans to raise additional capital through the issuance of common stock, issuance of debt or through any other means management feels is appropriate. management believes that the actions presently being taken to further implement its business plan and generate revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to generate revenues and in its ability to raise additional funds, there can be no assurances to that effect. The ability of the Company to continue as a going concern is dependent upon the Company's ability to further implement its business plan and generate revenues.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern

F-22

Note 3. Accounts Receivable

Accounts Receivable totaled $219,603 as of June 23, 2016. The Company has no set up any reserve against accounts receivable at this time. Accounts receivable represent sales of shrimp not yet paid for. Sales terms vary with each contract but payment is on average received in 30 days

Note 4. Inventory

Inventory represents the cost of shrimp caught but not yet sold. Shrimp may be retained for up two years in a refrigerated environment. Thusly, spoilage is not an issue.

Note 5. Notes Payable

Notes payable totaled $ 133,743 at June 23, 2016. Details are as follows:

Date Issued	Amount	Interest Rate	Holder

February 12, 2016	$85,000	5.25%	Madeira Beach Seafood, Inc.

April 7, 2016	48,743	5.25%	Madeira Beach Seafood, Inc.

Total	$133,743

Note 6. Income taxes

The Company has elected by unanimous consent of its shareholders to be taxed under the provisions of subchapter S of the Internal Revenue Code.  Under those provisions, the Company not pay federal or state corporate income taxes on its taxable income.  Instead, the shareholders of the Company were liable for individual federal income taxes on their respective shares of the Company”s taxable income.

Therefore, provisions for federal and state income taxes are not calculated at the Corporate level.

Note 7. Stockholders' Equity

Common Stock

We are currently authorized to issue up to 300 shares of $1 par value common stock. All issued shares of common stock are entitled to vote on a 1 share/1 vote basis.

Note 8. Commitments and Contingencies

Material Definitive Agreement

On June 23, 2016 (the "Effective Date"), all of the shareholders of Omni entered into a Share Exchange Agreement (the "Exchange Agreement") with NaturalNano, Inc. (OTC PK: NNAN) , pursuant to which the shareholders exchanged with the Company all of the outstanding shares of stock of Omni and Omni thereupon became a wholly owned subsidiary of NNAN. In consideration for the exchange of those OMNI shares, the Company issued 28,500 shares of a newly created Series E Preferred Stock of NNAN(the "Series E Preferred Stock").

The transaction closed on June 23, 2016.

Note 9. Relationships with Affiliates

Madeira Beach Seafood, Inc. (“MBS”), which has lent the company approximately $134,000 (see Note 5. Notes payable footnote) is owned by Colm Wrynn, the Company’s President and Chief Executive Officer, Linda Giampietro and Daniel Stelcer. Mr. Wrynn, Ms. Giampietro and Mr. Stelcer are also co-owners of Omni.

Madeira Beach Seafood, Inc. (“MBS”) , which has lent the company approximately $134,000 (see Note 4. Subsequent Events ) is owned by Colm Wrynn, the Company’s President and Chief Executive Officer, Linda Giampietro and Daniel Stelcer. Mr. Wrynn, Ms. Giampietro and Mr. Stelcer are also co-owners of Omni.

F-23

The Company's President and Chief Executive Officer does not receive a management fee or other compensation in connection with his services to the Company. The Company reimburses its President and Chief Executive Officer for all direct and indirect costs of services provided and other expenses necessary or appropriate to the conduct of our business.

Note 10. Subsequent Events

There were no events, besides the Exchange Agreement, as noted in Note 8. Commitments and Contingencies, that are required to be disclosed.

F-24

MANAGEMENT’S DISCUSSION AND ANALYSIS AND RESULTS OF OPERATIONS

Omni Shrimp, Inc.

Unaudited Pro Forma Combined Financial Information

On June 23, 2016 (“Date of Acquisition”), NaturalNano, Inc. (“Nano” or the “Company”) entered into a Share Exchange Agreement (the "Exchange Agreement") with all of the shareholders of Omni Shrimp, Inc., a Florida corporation ("Omni"), pursuant to which the shareholders exchanged with the Company all of the outstanding shares of stock of Omni and Omni thereupon became a wholly owned subsidiary of the Company. In consideration for the exchange of those OMNI shares, the Company issued 28,500 shares of a newly created Series E Preferred Stock of the Company (the "Series E Preferred Stock").

As a result of their ownership of the Series E Preferred Stock, the Omni shareholders acquired the right to vote 95% of the voting control of the Company. The Series E Preferred Stock is also convertible into common stock which, in the aggregate, would represent up to 95% of the outstanding common stock after the conversion. In addition, on the Effective Date, the holders of all of the Company's outstanding Series B and Series D Preferred Stock.

The Merger is being accounted for as a reverse-merger and recapitalization. The Company is the acquirer for financial reporting purposes, and Omni is the acquired company. Consequently, the assets, liabilities and operations that will be reflected in the historical financial statements prior to the Merger will be those of the Company and will be recorded at the historical cost basis of the Company, and the consolidated financial statements after completion of the Merger will include the assets, liabilities and results of operations of the Company up to the day prior to the closing of the Merger and the assets, liabilities and results of operations of the combined company from and after the closing date of the Merger. The annexed unaudited pro forma combined financial information is based on individual historical financial statements of the Company and Omni prepared under U.S. GAAP as adjusted to give effect to the Merger.

The historical financial statements have been adjusted in the pro forma combined financial statements to give effect to events that are (1) directly attributable to the Merger, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined entities. The unaudited pro forma combined statements of operations eliminate any non-recurring charges directly related to the Merger that the combined entities incurred upon completion of the Merger.

The unaudited pro forma combined statements of operations combine the Company’s historical statements of operations for the year ended December 31, 2015 and for the period January 1, 2016 through the Date of Acquisition with Omni's historical statements of operations for the year ended December 31, 2015 as well as from January 1, 2016 through the date of acquisition, giving effect to the events that are directly attributable to the Merger, as if the Merger were consummated at the beginning of the year ended December 31, 2015, and that are expected to have a continuing impact on the combined company. The difference in fiscal periods between the Company and Omni does not result in a material misstatement in the combined pro-forma financial statements.

The unaudited pro forma combined financial information does not purport to represent what the combined company’s results of operations or financial position would actually have been had the Merger occurred on the dates described above or to project the combined company’s results of operations or financial position for any future date or period.

The unaudited pro forma combined financial information should be read together with (1) the Company's audited consolidated financial statements for the years ended December 31, 2015 and 2014, and (2) the Company's unaudited condensed consolidated financial statements for the three month periods ended March 31, 2016 and 2015.

F-25

NaturalNano, Inc.

Pro-Forma Condensed Balance Sheet (Unaudited)

December 31, 2015

	NaturalNano, Inc.	Omni Shrimp, Inc.	Pro-forma Adjustments	Pro-forma Merger		Pro-forma Merger Adjustments	Pro-Forma Offering
ASSETS
CURRENT ASSETS:
Cash	$4,743			4,743			4,743
Accounts Receivable	-			-			-
Inventory	98,200			98,200			98,200
Prepaid and Other	7,040			7,040			7,040

Total Current Assets	109,983	-		109,983			109,983

NON-CURRENT ASSETS

Total Non-current assets	-	-		-		-	-

Total Assets	$109,983	-		109,983		-	109,983

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Notes Payable	$1,929,941	-		1,929,941		-	1,929,941
Accounts Payable	476,127	-		476,127		-	476,127
Accrued Expenses	101,544	-		101,544		-	101,544
Accrued Interest	506,598	-		506,598		-	506,598
Accrued Taxes		-	-	-		-	-
Accrued Payroll	1,151,448	-		1,151,448		-	1,151,448
Registration Rights Liability	12,324	-		12,324		-	12,324
Derivative liability	687,014	-		687,014		-	687,014

Total Current Liabilities	4,864,996	-	-	4,864,996		-	4,864,996

LONG-TERM LIABILITIES:

Total Long-Term Liabilities	-	-	-	-		-	-

Total Liabilities	4,864,996	-	-	4,864,996		-	4,864,996

Preferred Stock Series B- $.001 par value, 10 million shares authorized, 5,000 shares issued and outstanding	1,199			1,199
Preferred Stock Series E- $.001 par value, 300 shares issued and authorized					2	29	29

STOCKHOLDERS' EQUITY (DEFICIT):

Common stock at $0.001 par value: 800,000,000 shares authorized; 2,293,502 shares issued and outstanding	2,294	300		2,594	2	(300)	2,294
Series D- issued and outstanding
Additional paid-in capital	21,953,148	977		21,954,125	2	102,668	22,056,793
Retained Earnings (Accumulated Deficit)	(26,711,654)	(1,277)	-	(26,712,931	) 2.3.	(102,397)	(26,815,328)
Total Stockholders' Equity (Deficit)	(4,755,013)	-	-	(4,755,013)		0	(4,755,013)

Total Liabilities and Stockholders' Deficit	$109,983	0	-	109,983		-	109,983

F-26

NaturalNano, Inc.

Pro Frorma Condendsed Statement of Operations (Unaudited)

December 31, 2015

	NaturalNano, Inc.	Omni Shrimp, Inc.		Pro Forma Adjustments	Pro Forma Merger	Merger Adjustments	Pro Forma Offering

INCOME:
Revenue	$368,066	$			$368,066		$368,066
Cost of Goods Sold	(157,134)				(157,134)		(157,134)

Gross Profit	210,932		-	-	210,932	-	210,932

OPERATING EXPENSES:
General and Administrative Expense	518,548		1,277		519,825		519,825
Research and Development	4,584		-		4,584		4,584
Stock based compensation attributable to warrant grants	102,782		-	-	102,782		102,782

Total operating expenses	625,914		1,277	-	627,191	-	627,191

GAIN (LOSS) FROM OPERATIONS	(414,982)		(1,277)	-	(416,259)	-	(416,259)

OTHER INCOME (EXPENSE):
Net loss on derivative liability	(164,480)		-
Interest expense	(266,661)		-		(266,661)		(266,661)
Loss on Exchange for share rights	(304,727)		-		(304,727)		(304,727)
Gain on forgiveness, conversions and modifications of debt	9,800		-		9,800		9,800
Other Income	50,000		-		50,000		50,000

Other income (expense), net	(676,068)		-	-	(511,588)	-	(511,588)

Loss before income tax provision	(1,091,050)		(1,277)
Income tax provision	-			-	-	-	-

Net Income	(1,091,050)		(1,277)	-	(1,092,327)	-	(1,092,327)

Weighted average common shares outstanding
- Basic and diluted	2,102,391		300		2,102,391		2,102,391
Weighted average Earnings per share
- Basic and diluted	$(0.52)		$(4.26)		$(0.52)		$(0.52)

F-27

NaturalNano, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2015

1.	PRINCIPAL BUSINESS ACTIVITY AND SIGNIFICANT ACCOUNTING POLICIES

Basis of Consolidation

The consolidated financial statements include the accounts of NaturalNano, Inc. (“NaturalNano” or the “Company”), a Nevada corporation, and its wholly owned subsidiary NaturalNano Research, Inc. (“NN Research”) a Delaware corporation. All significant inter-company accounts and transactions have been eliminated in consolidation.

Description of the Business

Nanotechnology

The Company, located in Rochester, New York, is engaged in the development and commercialization of material science technologies with an emphasis on additives to polymers and other industrial and consumer products by taking advantage of technology advances developed in-house. The Company’s current activities are directed toward research, development, production and marketing of its proprietary technologies relating to the treatment and separation of nanotubes from halloysite clay and the development of related commercial applications for cosmetics, health and beauty products and polymers, plastics and composites.

ViralProtec

In the fourth quarter of 2014, the Company announced the new business line, ViralProtec, (www.viralprotec.com) a division of NaturalNano. ViralProtec, is a reseller for healthcare personal protective equipment (PPE) and ancillary supplies. Our mission is to provide personal protective equipment for caregivers for infectious patient care that meet or exceed CDC and WHO guidelines. ViralProtec was created in response of the public concern and publicity surrounding the risk to caregivers and other responders created by the Ebola virus. The Company will maintain inventory on hand for customers to order complete protection kits from a single source instead multiple sources.

Liquidity and Going Concern

Going Concern - The accompanying condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company generated a net loss for the year ended December 31, 2015 of approximately $1,091,000, had negative working capital of approximately $4,755,000 and a stockholders’ deficiency of approximately $4,756,000 at December 31, 2015. Since inception the Company’s growth has been funded through a combination of convertible and non-convertible debt from private investors and from cash advances from its former parent Technology Innovations, LLC. These factors, among others, may indicate that the Company will be unable to continue as a going concern for a reasonable period of time. The Company’s continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations, to obtain additional financing, renegotiate the terms of existing financing obligations and ultimately to attain successful operations. The ability to successfully achieve those items is uncertain. The financial statements do not include any adjustments that might result from the uncertainty.

As of December 31, 2015, the Company continued to require waivers for debt covenant violations and extensions of maturity dates. Refer to Note 2 for lender waivers and maturity extensions received from the lenders.

The Company’s management and Board of Directors continue to actively assess the Company's operating structure with an objective to reduce ongoing expenses, increase sources of recurring revenue as well as seeking additional debt or equity financing.  The Company will continually evaluate funding options including additional offerings of its securities to private and institutional investors and other credit facilities as they become available. There can be no assurance as to the availability or terms upon which such financing alternatives might be available.

The Company has experienced recurring losses from operations since its inception and continues to have a working capital deficiency and limited opportunities for additional capital infusion.  The Company has experienced recurring defaults relating to the various provisions under its current debt obligations and is expected to require future forbearance and waivers relating to such provisions in the future. These negative financial conditions combined with delays experienced in product introduction and customer acceptance raises substantial doubt of the Company’s ability to continue as a going concern.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year presentation.

F-28

Concentration of Credit Risk

The Company maintains cash in bank deposit accounts which could, at times, exceed federally insured limits. The Company has not experienced any losses on these accounts.

Accounts Receivable

The Company grants credit to substantially all of its customers and carries its accounts receivable at original invoice amount less an allowance for doubtful accounts. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts based on history of past write-offs, collections, and current credit conditions.  As of December 31, 2015 and 2014 no allowance for doubtful accounts was considered necessary.

Inventory

Inventory is stated at the lower of cost or market value. When halloysite nanotubes or Pleximer held in inventory are used, the carrying value of any such inventory used (i) for research and development is expensed in the period that it is used for the development of proprietary applications and processes and (ii) in cost of goods sold will be charged as customer shipments are made. Inventory for overhead costs are applied during production and included in cost of goods sold. As of December 31, 2015 and 2014, the reserve for excess inventory was approximately $83,100 and zero, respectively.

Property and Equipment

Property and equipment are recorded at cost. Expenditures for major additions and improvements are capitalized and minor replacements, maintenance, and repairs are charged to expense as incurred. When property and equipment are retired or otherwise disposed of, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is included in the results of operations for the respective period. Depreciation is provided over the estimated useful lives of the related assets using the straight-line method. No depreciation expense was recorded during the years ended December 31, 2015 or 2014 as all property and equipment owned by the Company was fully depreciated in prior years.

Accrued Payroll

The Company accrues for earned and unused vacation benefits and deferred compensation costs for amounts contractually owed to employees.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Fair Value Measurement Topic of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) establishes a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

·	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities.
·	Level 2 inputs are quoted prices for similar assets and liabilities in active markets or inputs that are observable for the asset or liability, either directly or indirectly through market corroboration, for substantially the full term of the financial instrument.
·	Level 3 inputs are unobservable inputs based on the Company’s own assumptions used to measure assets and liabilities at fair value.

A financial asset or liability’s classification within the hierarchy is determined based on the lowest level input that is significant to the fair value measurement. The carrying amounts reported in the balance sheet of cash, accounts receivable, prepaid, accounts payable and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments. The fair value of notes payable approximates their carrying value as the terms of this debt reflects market conditions. The Company’s derivative liability was determined utilizing Level 3 inputs.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risks. The Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair market value and then is revalued at each reporting date, with changes in fair value reported in the consolidated statement of operations. For stock based derivative financial instruments, the Company estimated the total enterprise value based upon trending the firm value from December 2006 to December 2015 considering company specific factors including the changes in forward estimated revenues and market factors, market multiples for comparable companies, and the Company’s market share price, all equally weighted.  Once the enterprise value was determined an option pricing model was used to allocate the enterprise value to the individual derivative securities in the Company’s capital structure.  The classification of derivative instruments, including whether such instruments should be recorded as liabilities or equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within twelve months of the balance sheet date.

F-29

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC 740 which requires recognition of estimated income taxes payable or refundable on income tax returns for the current year and for the estimated future tax effect attributable to temporary differences and carry-forwards. Measurement of deferred income items is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized.  The Company recognizes penalties and accrued interest related to unrecognized tax benefits in income tax expense.

Revenue Recognition

Revenue is recognized upon shipment of ViralProtec orders and upon delivery of Pleximer and sample products. The Company earns and recognizes such revenue when the shipment of the sample products has occurred, title transfers, no further performance obligation exists, and when collection is reasonably assured.

Research and Development

Research and development costs are expensed in the period the expenditures are incurred. Capital assets acquired in support of research and development are capitalized and depreciated over their estimated useful life and related depreciation expense is included in research and development expense.

Other (Expense) Income

During 2015, the Company recognized a gain of $50,000 on the sale of fully depreciated equipment. During 2014, the Company recorded a $200,000 provision related to the uncertainty of future collection of the receivable due from MJ Enterprises. The Company continues to aggressively pursue the collection of this amount with all possible avenues for recovery.

Income (Loss) Per Share

Basic income (loss) per common share is computed by dividing net income or loss by the weighted-average number of shares of common stock outstanding during the period. Diluted income or loss per common share gives effect to dilutive convertible preferred stock, convertible debt, options and warrants outstanding during the period. Shares to be issued upon the exercise of these instruments have not been included in the computation of diluted loss per share for the year ended December 31, 2015 as their effect is anti-dilutive based on the net loss incurred.

As of December 31, 2015 there were 39,567,578 shares underlying preferred stock, convertible debt, outstanding options and warrants that could potentially dilute future earnings. These potentially dilutive shares have been limited by certain debt and equity agreements with lenders. These agreements provide limitations on the conversion of the dilutive instruments such that the number of shares of Common Stock that may be acquired by the holder upon conversion of such instruments shall be limited to ensure that following such conversion the total number of shares of Common Stock then beneficially owned by the holder does not exceed 4.99% of the total number of issued and outstanding shares of Common Stock. The Company does not have sufficient authorized shares to satisfy conversion of all the potentially dilutive instruments.

As of December 31, 2014 there were 7,851,283 shares, respectively, underlying preferred stock, convertible debt, outstanding options and warrants that could potentially dilute future earnings. In addition to these potentially dilutive shares as of December 31, 2014 were an additional 6,666,667 reserved shares underlying the July 23, 2014 Exchange and Right to Shares Agreement with Cape One Master Fund II LLP further described in Note 2 below. The reconciliation of the numerator and denominator of the basic and diluted earnings per share (EPS) calculation was as follows for the year ended December 31, 2014:

Numerator:
Net income	$2,681,747
Adjustment for interest expense on convertible notes	60,229
Net income, adjusted	2,741,976
Denominator:
Weighted-average shares used to compute basic EPS	1,995,172
Effect of dilutive securities:
Dilutive warrants	185,934
Cape One share rights	5,388,741
Convertible preferred B shares	2,667
Dilutive potential common shares	5,577,342
Weighted average shares used to compute diluted EPS	7,572,514

The potentially dilutive shares have been limited by certain debt and equity agreements with lenders. These agreements provide limitations on the conversion of the dilutive instruments such that the number of shares of Common Stock that may be acquired by the holder upon conversion of such instruments shall be limited to ensure that following such conversion the total number of shares of Common Stock then beneficially owned by the holder does not exceed 4.99% of the total number of issued and outstanding shares of Common Stock. These limitations have not been taken into account in the calculation of diluted earnings per share for the year ended December 31, 2014.

F-30

Share Based Payments

The Company has six incentive stock plans: the 2005 Incentive Stock Plan (the “2005 Plan”), the Amended and Restated 2007 Incentive Stock Plan (the “2007 Plan”), the 2008 Incentive Stock Plan (“the 2008 Plan”), the 2009 Stock Incentive Plan (“the 2009 Plan”), the 2011 Incentive Stock Plan (“the 2011 Plan") and the 2012 Stock Incentive Plan (“the 2012 Plan”) or (collectively, the “Plans”).  The Plans provide for issuance of share-based awards to officers, key employees, non-employee directors, vendors and consultants. The terms and vesting schedules for share-based awards vary by type of grant and the employment status of the grantee. Generally, option awards vest based upon time-based conditions and are granted at exercise prices based on the closing market price of the Company’s stock on the date of grant.

The Company’s accounting policy for equity instruments issued to consultants and vendors in exchange for goods and services follows the provisions of FASB ASC 505-50, Equity-Based Payments to Non-Employees. The measurement date for the fair value of the equity instruments issued is determined at the earlier of (i) the date at which a commitment for performance by the consultant or vendor is reached or (ii) the date at which the consultant or vendor’s performance is complete. In the case of equity instruments issued to consultants, the fair value of the equity instrument is recognized over the term of the consulting agreement.

Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and assumptions that affect the amounts reported and disclosed in the financial statements and the accompanying notes. Actual results could differ materially from these estimates. On an ongoing basis, we evaluate such estimates. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities.

Recent Accounting Pronouncements

In November 2015, the FASB issued ASU-2015-17 Balance Sheet Classification of Deferred Taxes (Income Taxes topic 740). The Board issued this update as part of its Simplification Initiative. The objective of the Simplification Initiative is to identify, evaluate, and improve areas of generally accepted accounting principles (GAAP) for which cost and complexity can be reduced while maintaining or improving the usefulness of the information provided to users of financial statements. To simplify the presentation of deferred income taxes, this guidance requires that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. The guidance applies to all entities that present a classified statement of financial position. The current requirement that deferred tax liabilities and assets of a tax-paying component of an entity be offset and presented as a single amount is not affected by the amendments in this Update. This update will be effective for public business entities for annual periods, including interim periods within those annual periods, beginning after December 15, 2016. We are currently evaluating the impact of the adoption of ASU 2015-17 on our consolidated financial statements.

In May 2014 the FASB issued ASU 2014-09 Revenue from Contracts with Customers (Topic 606): The standard is effective for annual periods beginning after December 15, 2017, and interim periods therein, using either of the following transition methods: (i) a full retrospective approach reflecting the application of the standard in each prior reporting period with the option to elect certain practical expedients, or (ii) a retrospective approach with the cumulative effect recognized at the date of adoption (which includes additional footnote disclosures). This update supersedes nearly all existing revenue recognition guidance under U.S. GAAP. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. ASU 2014-09 defines a five step process to achieve this core principle and, in doing so, more judgment and estimates may be required within the revenue recognition process than are required under existing U.S. GAAP. We are currently evaluating the impact of the adoption of this new guidance.

In July 2015, the FASB issued ASU-2015-11 Simplifying the Measurement of Inventory (Inventory topic 330) The Board issued this update as part of its Simplification Initiative. Under this guidance an entity should measure inventory at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation. This update will be effective for public business entities for annual periods, including interim periods within those annual periods, beginning after December 15, 2016. We are currently evaluating the impact of the adoption of this new guidance.

In January 2015 the FASB issued ASU 2015-1, Income Statement-Extraordinary and Unusual Items (Subtopic 225-20): Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items This ASU eliminates from GAAP the concept of extraordinary items. ASU 2015-1 is effective for the annual period ending after December 15, 2015. Early adoption is permitted provided that the guidance is applied from the beginning of the fiscal year of adoption. We are currently evaluating the impact of the adoption of this new guidance.

F-31

On February 25, 2016, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, “Leases,” a comprehensive new lease standard which will supersede previous lease guidance. The standard requires a lessee to recognize in its balance sheet assets and liabilities related to long-term leases that were classified as operating leases under previous guidance. An asset will be recognized related to the right to use the underlying asset and a liability will be recognized related to the obligation to make lease payments over the term of the lease. The standard also requires expanded disclosures surrounding leases. The standard is effective for fiscal periods beginning after December 15, 2018, and requires modified retrospective adoption, with early adoption permitted. The Company is evaluating the impact of the adoption of this standard on our consolidated financial statements and related disclosures.

On March 30, 2016, the FASB issued ASU No. 2016-09, “Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting,” which amends the current stock compensation guidance. The amendments simplify the accounting for the taxes related to stock based compensation, including adjustments to how excess tax benefits and a company's payments for tax withholdings should be classified. The standard is effective for fiscal periods beginning after December 15, 2016, with early adoption permitted. The Company is evaluating the impact of the adoption of this standard on our consolidated financial statements and related disclosures.

In April, 2016, the FASB issued ASU No. 2016-10, “Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing” to clarify two aspects of Topic 606: (i) identifying performance obligations and (ii) the licensing implementation guidance, while retaining the related principles for those areas. The Company is evaluating the impact of the adoption of this standard on our consolidated financial statements and related disclosures.

Management does not believe that any recently issued, but not yet effective, accounting standards if currently adopted, would have a material effect on the accompanying financial statements.

2.	NOTES PAYABLE

Notes payable as of December 31, 2015 and 2014, respectively consisted of the following:

	2015	2014
Notes Payable
Senior Secured Convertible Notes	$441,988	$441,988
Senior Secured Promissory Notes	398,938	398,938
2014-2015 Convertible Promissory Notes	745,015	694,020
Convertible Promissory Notes	344,000	-
Total	$1,929,941	$1,534,946

Senior Secured Convertible Notes and Senior Secured Promissory Notes

As of December 31, 2015 and 2014, Notes payable on the balance sheets includes $840,926 for senior secured convertible notes and non-convertible senior secured promissory notes.  The Senior Secured Promissory Notes are secured by, among other things, (i) the continuing security interest in certain assets of the Company pursuant to the terms of the Initial Notes dated March 7, 2007, (ii) the Pledge Agreement, as defined in the Initial Notes, and (iii) the Patent Security Agreement, dated as of March 6, 2007. The conversion rate for principal and accrued interest on Senior Secured Convertible Notes is 75% of the lowest volume weighted average price (VWAP) of the Company’s common stock for the 1, 5 or 10 days immediately prior to the conversion. The Company has defaulted on certain provisions of the notes. The Company has obtained a waiver of default on the outstanding principal through November 30, 2016. As a condition of this forbearance the interest rate on these notes has been increased to 18%.

2014 and 2015 Convertible Promissory Notes

During 2015, the Company entered into two Senior Secured Convertible Promissory Notes aggregating $61,000. During 2015, the Company issued 200,000 common shares in satisfaction of $10,000 of outstanding principal. The issuance of these shares reflects a debt conversion price of $0.05 per share.

F-32

The 2015 Senior Secured Promissory Notes are secured by, among other things, (i) the continuing security interest in certain assets of the Company pursuant to the terms of the Initial Notes dated March 7, 2007, (ii) the Pledge Agreement, as defined in the Initial Notes, and (iii) the Patent Security Agreement, dated as of March 6, 2007. The proceeds from the 2014-2015 Senior Secured Promissory Notes are available for general working capital purposes and cannot be used to redeem or make any payment on account of any securities due to the Lenders.  The Company has obtained a waiver of default on the outstanding principal through November 30, 2016. As a condition of this forbearance the interest rate on certain of these notes has been increased to 18%.

In 2015, the Company granted certain warrants with an exercise prices less than the conversion price defined in the 2015 debt agreements. As a result, the conversion price of the 2015 Convertible Promissory Notes have been adjusted Based on the Company’s issuance of warrants described above, the conversion price on these debt obligations were modified to $0.05 per share. On January 5, 2016 the conversion price on the debt was adjusted to $0.02 per share upon the issuance of 450,000 warrants exercisable at $0.02 per share.

During 2014 the Company entered into various Senior Secured Convertible Promissory Notes aggregating $694,020. The 2014 Senior Secured Promissory Notes are secured by, among other things, (i) the continuing security interest in certain assets of the Company pursuant to the terms of the Initial Notes dated March 7, 2007, (ii) the Pledge Agreement, as defined in the Initial Notes, and (iii) the Patent Security Agreement, dated as of March 6, 2007. These notes are convertible into shares of the Company’s common stock at a conversion price of $0.30 per share and are subject to adjustment in the event of lower price issuances, subject to customary exceptions. The Company may prepay any amount due under the notes prior to the maturity date. The notes are subject to certain events of default which would cause all amounts due to become immediately payable. The Company is prohibited from effecting the conversion of the notes to the extent that as a result of such conversion, the note holders would beneficially own more than 4.99% of the issued and outstanding shares of the Company’s common stock. The proceeds from the 2014 Senior Secured Promissory Notes are available for general working capital purposes and cannot be used to redeem or make any payment on account of any securities due to the Lenders.  The Company has obtained a waiver of default on the outstanding principal through November 30, 2016 and bear an interest rate of 18% per annum as a condition of forbearance.

2015 Exchange of Cape One Master Fund II LLP shares for Convertible Promissory Notes

On December 15, 2015, the Company’s board of directors determined that it was in the best interest of the corporation to exchange 6,666,667 reserved shares of the Company’s common stock, held by Cape One Master Fund II LLP (as described below), for four convertible promissory notes totaling $344,000 with an interest rate of 8% per annum due June 30, 2017. These promissory notes are convertible to common stock at the rate of $0.05 per share. In the event that the Company shall, at any time, issue any additional shares of common stock or equivalents at a price per share less than the $0.05 conversion price then the conversion price for these convertible promissory notes shall be reduced. The Company recognized a loss on the exchange of the rights to reserved commons shares upon the issuance of these convertible promissory notes of approximately $305,000 in 2015. On January 5, 2016 the conversion price on the debt was adjusted to $0.02 per share upon the issuance of 450,000 warrants exercisable at $0.02 per share.

2014 Subordinated Secured Convertible Note and Exchange and Right to Shares Agreement - Cape One Master Fund II LP

On July 23, 2014, the Company and Cape One Master Fund II LLP agreed to exchange the Subordinated Secured Convertible Note and related accrued and unpaid interest totaling a combined $379,624 in exchange for 6,666,667 reserved shares of the Company’s common stock. The Company and Cape One agreed that a beneficial ownership limitation of 4.99% shall be maintained at all times as to the number of the shares of the common stock outstanding immediately after giving effect to the issuance of the common stock issuable under this agreement. Cape One also agreed to a Lockup provision in the agreement that specifies that Cape One will not sell, transfer or hypothecate any of the reserved shares until Alpha Capital Anstalt has received $3,500,000 from the proceeds of sales of shares obtained upon conversion of notes issued by the Company and held by Alpha as of the date of this agreement. Upon expiration of the Lockup period, Cape One shall be allowed to sell the lesser of (i) 5% of the daily trading volume of the Company’s common stock or, (ii) 10% of the reserved shares in any calendar month. The Company estimated the total enterprise value based upon a combination of the trending of the firm value from December 2006 to December 2014, market comparables and the market value of the Company’s stock considering company specific factors including the changes in forward estimated revenues and market factors. Once the enterprise value was determined an option pricing model was used to allocate the enterprise value to these 6,666,667 rights and other securities in the Company’s capital structure. The fair value of these 6,666,667 share rights was estimated at $54,289 and the Company recognized a gain on extinguishment of debt of $325,335 during the quarter ended September 30, 2014 based on the excess of the value of the instruments settled over the estimated fair market value of the underlying share rights.

Payoff Agreement with Platinum Long Term Growth IV, LLC and Merit Consulting LLC

On June 26, 2014, the Company entered into a Payoff Agreement with two of its lenders (collectively referred to as “the holders”) where the holders agreed to surrender their outstanding promissory notes and debentures in the aggregate principal amount of $3,256,399 plus all accrued and unpaid interest amounting to $592,414 in consideration for an aggregate payment of $300,000. As further consideration, one of the lenders agreed to return its 2,587,674 shares of Series C Preferred Stock for cancellation. The Company reversed $70,165 in registration rights liabilities in connection with this Payoff Agreement. Effective upon the consummation of this Payoff Agreement, the Company had no further obligation to the holders pursuant to the terms of the preferred stock and the notes as defined in the Payoff Agreement. As a result of this Payoff Agreement, the Company recognized a gain on extinguishment of debt during the second quarter of 2014 in the amount of $3,747,273.

F-33

Bitcoin Promissory Notes

The Company established its subsidiary, Bitcoin Bidder, Inc. in June, 2014 for the sole purpose of bidding on bitcoins which had been seized by the FBI and were sold at auction June 27, 2014. In connection with this, the Company issued notes aggregating $2,150,000 under a Securities Purchase Agreement. Bitcoin Bidder, Inc. was not successful at the auction and $1,950,000 in borrowings was repaid to the lenders on June 30, 2014. The remaining $200,000 was repaid to the lenders in July, 2014 without any penalty or interest charges to NaturalNano.  The Company dissolved Bitcoin Bidder, Inc. in 2014.

3.     SEGMENT INFORMATION

The Company's reportable segments are strategic business units that offer different products and services. The Company’s reportable segments are organized, managed and internally reported separately because each business requires different technology and marketing strategies. The Company currently has two operating segments, Nanotechnology and ViralProtec.  A summary of the two segments is as follows:

Nanotechnology	Research, development, production and marketing of its proprietary technologies relating to the treatment and separation of nanotubes from halloysite clay and the development of related commercial applications for cosmetics, health and beauty products and polymers, plastics and composites.

ViralProtec	Distributor and reseller of personal protective equipment and supplies to protect medical workers from infection and contagious incidents.

The accounting policies of the segments are the same as those described in the summary of significant accounting policies of the Company.  The Company accounts for intersegment sales and transfers as if the sales or transfers were to third parties, that is, at current market prices. The Company relies on intersegment cooperation and management does not represent that these segments, if operated independently, would report the results contained herein.  For purposes of determining segment loss, corporate overhead is primarily included in NaturalNano, other than direct expense of ViralProtec.  Approximate information concerning the Company’s operations by reportable segment as of and for the years ended December 31, 2014 and December 31, 2013 is as follows:

	Nanotechnology		ViralProtec		Consolidated
	For the years ended December 31		For the years ended December 31		For the years ended December 31
	2015	2014	2015	2014	2015	2014
Revenue	$276,097	$137,159	$91,969	$56,447	$368,066	$193,606
Loss from operations	$(288,060)	$(549,741)	$(126,922)	$(19,242)	$(414,982)	$(568,983)
Interest expense	$266,661	$301,614	$-	$-	$266,661	$301,614
Loss on exchange of rights for debt	$(304,727)	$-	$-	$-	$(304,727)	$-
Gain on modification of debt	$9,800	$4,107,646	$-	$-	$9,800	$4,107,646
Net income (loss)	$(964,128)	$2,700,989	$(126,922)	$(19,242)	$(1,091,050)	$2,681,747

Assets	$26,958	$90,052	$83,025	$219,888	$109,983	$309,940

Geographic Areas - The Company had no long-lived assets in any country other than the United States for any period presented. The Company had $10,800 and $9,300 in sales outside of the United States in 2015 and 2014, respectively.

Major Customers - During the years ended December 31, 2015 and 2014, the Company derived 99% and 95% respectively of its Nanotechnology revenue from one customer. During the year ended December 31, 2015, three Viral Protec customers represented 63% of the segment revenues.

4.        DERIVATIVE LIABILITIES

For stock based derivative financial instruments, the Company estimated the total enterprise value based upon a combination of the trending of the firm value from December 2006 to December 2015, market comparables, and the market value of the Company’s stock, considering company specific factors including the changes in forward estimated revenues and market factors.  Once the enterprise value was determined an option pricing model was used to allocate the enterprise value to the individual derivative and other securities in the Company’s capital structure.  The classification of derivative instruments, including whether such instruments should be recorded as liabilities or equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within twelve months of the balance sheet date.

F-34

The Company’s derivative liabilities as of December 31, 2015 and December 31, 2014 are as follows:

·	The debt conversion feature embedded in the various Convertible Promissory Notes which contain anti-dilution provisions that would be triggered if the Company issued instruments with rights to the Company’s common stock at prices below this exercise price (described in Note 2.)
·	Derivative liabilities related to outstanding warrants and options due to the Company having insufficient authorized shares to satisfy the exercise or conversion of all outstanding instruments as of December 31, 2015 and December 31, 2014.

The fair value of the derivative liabilities as of December 31, 2015 and December 31, 2014 are as follows:

	2015	2014
Derivative Instrument
Notes conversion feature liability	$686,255	$375,949
Warrant liability	759	11,772
Total	$687,014	$387,721

Fair Value Valuation Hierarchy Measurement

FASB ASC 820 establishes a valuation hierarchy for disclosure of the inputs to valuation used to measure fair value. This hierarchy prioritizes the inputs into three broad levels as follows.

□	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities.
□	Level 2 inputs are quoted prices for similar assets and liabilities in active markets or inputs that are observable for the asset or liability, either directly or indirectly through market corroboration, for substantially the full term of the financial instrument.
□	Level 3 inputs are unobservable inputs based on the Company’s own assumptions used to measure assets and liabilities at fair value.

A financial asset or liability’s classification within the hierarchy is determined based on the lowest level input that is significant to the fair value measurement. The derivative liabilities are measured at fair value using certain estimated factors such as volatility and probability and are classified within Level 3 of the valuation hierarchy. The following table provides a roll forward of the liabilities carried at fair value measured using significant unobservable inputs (level 3).

	2015	2014
Fair value - beginning of year	$387,721	$32,419
Liability recognized for conversion feature of debt issued in exchange for share rights	134,813	-
Loss recognized	164,480	355,302
Fair value - end of year	$687,014	$387,721

5.     INCOME TAXES

Following is a summary of the components giving rise to the income tax benefit for the years ended December 31:

The benefit for income taxes consists of the following:

	2015	2014
Currently payable
Federal	$-	$-
State	-	-
Total currently payable	$-	$-
Deferred
Federal	$(121,318)	$(1,084,885)
State	$(413)	$(17,832)
Total deferred	$(121,731)	$(1,102,717)
Less: increase in valuation allowance	121,731	1,102,717
Net deferred	-	-
Total income taxes	$-	$-

F-35

Individual components of deferred taxes at December 31 are as follows:

	2015	2014
Deferred tax assets
Net operating loss carry forwards	$2,939,421	$2,910,879
Equity issued for services	1,333,873	1,298,831
Accrued compensation	351,870	323,575
Other	205,952	175,683
Total	$4,831,116	4,708,968
Less valuation allowance	(4,831,116)	(4,708,968)
Net deferred tax asset	$-	$-

The Company has approximately $11,700,000 in federal net operating loss carry-forwards (“NOLs”) available to reduce future taxable income.  These carry-forwards expire at various dates from 2024 through 2035. Due to the uncertainty of the Company’s ability to generate sufficient taxable income in the future to utilize the NOLs before they expire, the Company has recorded a valuation allowance to reduce the gross deferred tax asset to zero. The $1,047,000 reduction of the net operating loss deferred tax asset reflected on the financial statements is attributable to the unrecognized tax benefit of $760,000 plus approximately $287,000 related to tax deductions for stock awards, options and warrants exercised subsequent to the implementation of FASB ASC 718, which are not included in the determination of the deferred tax asset above and will be recognized in accordance with FASB ASC 718 when realized for tax purposes.

Internal Revenue Code Section 382 ("Section 382") imposes limitations on the availability of a company's net operating losses and other corporate tax attributes as ownership changes occur. As a result of the historical equity instruments issued by the Company, a Section 382 ownership change or changes may have occurred and a study will be required to determine the date(s) of the ownership change, if any. The amount of the Company's net operating losses and other tax attributes incurred prior to the ownership change may be limited based on the Company's value. A full valuation allowance has been established for the deferred tax assets including the net operating losses. Accordingly, any limitations resulting from Section 382 application is not expected to have a material effect on the balance sheets or statements of operations of the Company.

The differences between the United States statutory federal income tax rate and the effective income tax rate in the accompanying consolidated statements of operations are as follows:

	2015	2014

Statutory United States federal rate	34.0%	34.0%
Nontaxable gain on extinguishment of debt	-	(52.9)
Nondeductible interest expense	(8.3)	3.8
Reduction of NOL carryover from extinguishment of debt	-	52.9
Change in valuation allowance	(11.2)	(41.1)
Other - Nondeductible loss	14.5	3.3
Effective tax rate	0%	0%

A reconciliation of the beginning and ending amount of unrecognized tax benefits is as follows:

Unrecognized tax benefits balance at January 1	$760,000	$760,000
Unrecognized tax benefits balance at December 31	$760,000	$760,000

At each of December 31, 2015 and 2014, the total unrecognized tax benefits of $760,000 have been netted against the related deferred tax assets.

The Company recognizes interest accrued and penalties related to unrecognized tax benefits in tax expense. During the years ended December 31, 2015 and 2014 the Company recognized no interest and penalties. The Company files income tax returns in the U.S. federal jurisdiction and New York State. The tax years 2012 - 2015 generally remain open to examination by major taxing jurisdictions to which the Company is subject.

6.      STOCKHOLDERS DEFICIENCY

As of December 31, 2015 the Company was authorized to issue up to 800,000,000 shares of common stock and 10,000,000 shares of preferred stock.

F-36

Preferred Stock Issuances

Series D Preferred Stock On June 10, 2013 the Company obtained the consent of the holders of the majority of the outstanding preferred shares for the creation of a Series D Preferred Stock. The holder of the Series D Preferred Stock is entitled to a 51% vote on all matters submitted to a vote of the shareholders of the Company. There are no other rights or preferences attached to the Series D Preferred Stock. On July 1, 2013, the Company issued 100 shares of the Company’s Series D Preferred Stock to Jim Wemett, the sole officer and a director of the Company. Such securities were issued under Section 4(2) of the Securities Act of 1933, as amended and Regulation D promulgated by the Securities and Exchange Commission.

Series B and C Preferred Stock

Each share of the Series B and C Convertible Preferred Stock are convertible into 160 shares of the Company’s common stock and votes on an as-converted basis (with each share having 160 votes).  Both the Series B and C designations limit the holders’ rights to convert its Convertible Preferred Stock, and the aggregate voting powers, to no more than 4.99% of the votes attributable to the total outstanding common shares.  Accordingly, the votes attributable to the Series B and C Convertible Preferred constitutes 4.99% of the aggregate votes attributable to the Company’s outstanding shares on an as converted basis.

During 2014, Platinum elected to convert 269,592 shares of their Series C preferred shares into 143,782 common shares at the then prescribed conversion rate of 160 common shares per each Series C share. In connection with the June 27, 2014 Payoff Agreement (Note 2) all shares of the remaining Series C preferred shares were cancelled.

Common Stock Issuances

During 2015, the Company issued 200,000 common shares in satisfaction of $20,000 of principal obligations to lenders on convertible debt. During 2014, the Company issued 100,000 common shares in satisfaction of $12,000 of interest obligations to lenders on convertible debt.

Warrants Grants

The Company has issued warrants to purchase shares of its common stock to certain consultants and debt holders. As of December 31, 2015 and December 31, 2014 there were common stock warrants outstanding to purchase an aggregate of 1,217,941 and 545,294 shares of common stock, respectively, pursuant to the warrant grant agreements.

On February 15, 2015, the Company granted a total of 300,000 warrants to the Company’s board members. These warrants grant the right to purchase one share of common stock at an exercise price of $0.10 per share. The warrants were fully vested as of the grant date and contain a cashless exercise provision. The fair value of the warrants on the date of grant was determined using the Black-Scholes model and was measured on the date of grant at $61,106.  An expected volatility assumption of 140% was used based on the volatility of the Company’s stock price utilizing a look-back basis and the risk-free interest rate of 1.62% which was derived from the U.S. treasury yields on the date of grant.  The market price of the Company’s common stock on the grant date was $0.22 per share.  The expiration date used in the valuation model aligns with the warrant life of five years as indicated in the agreements.  The dividend yield was assumed to be zero.

On May 30, 2015, the Company granted a total of 375,000 warrants to the Company’s board members and one consultant. These warrants grant the right to purchase one share of common stock at an exercise price of $0.05 per share. The warrants were fully vested as of the grant date and contain a cashless exercise provision. The fair value of the warrants on the date of grant was determined using the Black-Scholes model and was measured on the date of grant at $41,676.  An expected volatility assumption of 140% was used based on the volatility of the Company’s stock price utilizing a look-back basis and the risk-free interest rate of 1.49% which was derived from the U.S. treasury yields on the date of grant.  The market price of the Company’s common stock on the grant date was $0.12 per share.  The expiration date used in the valuation model aligns with the warrant life of five years as indicated in the agreements.  The dividend yield was assumed to be zero.

	2015			2014
	Shares	Weighted average exercise price	Weighted average remaining life-Years	Shares	Weighted average exercise price	Weighted average remaining life-Years

Outstanding: beginning of the year	545,294	$1.13	5.9	394,110	$4.26	2.24
Granted during the year	675,000	$0.07		160,000	$0.42
Cancelled or forfeited	(2,353)	$102.00		(8,824)	$127.50

Warrants outstanding: end of year	1,217,941	$0.35	4.1	545,294	$1.13	5.9

Warrants exercisable: end of year	1,217,941	$0.35	4.1	545,294	$1.13	5.9

F-37

During 2014, the Company granted a total of 160,000 warrants to certain consultants, the Company’s CEO and the Company’s independent board member. These warrants grant the right to purchase one share of common stock at an exercise price of $0.42 per share. The warrants were fully vested as of the grant date and contain a cashless exercise provision. The fair value of the warrants on the date of grant was determined using the Black-Scholes model and was measured on the various dates of grant at $105,501.  An expected volatility assumption of 289% has been used based on the volatility of the Company’s stock price utilizing a look-back basis and the risk-free interest rate of 1.63% and was derived from the U.S. treasury yields on the dates of grant.  The market price of the Company’s common stock on the grant date was $0.66 per share.  The expiration date used in the valuation model aligns with the warrant life of five years as indicated in the agreements.  The dividend yield was assumed to be zero.

Incentive Stock Plans

Under the Company’s 2005 Incentive Stock Plan (the “2005 Plan”), the Amended and Restated 2007 Incentive Stock Plan (the “2007 Plan”), the 2008 Incentive Stock Plan (the”2008 Plan”), the 2009 Stock Incentive Plan (the “2009 Plan”), the 2011 Stock Incentive Plan (the “2011 Plan”) and the 2012 Stock Incentive Plan (the “2012 Plan”), officers, employees, directors and consultants may be granted options to purchase the Company’s common stock at fair market value as of the date of grant. Options become exercisable over varying vesting periods commencing from the date of grant and have terms of five to ten years. The plans also provide for the granting of performance-based and restricted stock awards.  The shares of Common Stock underlying the plans are reserved by the Company from its authorized, but not issued Common Stock. Such shares are issued by the Company upon exercise by any option holder pursuant to any grant of such shares. The Plans are authorized to grant awards as follows: the 2005 Plan is authorized to grant up to 823,529 share unit awards, the 2007 Plan is authorized to grant up to 1,000,000 share unit awards, and the 2008 Plan is authorized to grant up to 47,058,824 unit share awards. The 2009 Plan is authorized to grant up to 1,176,471 share unit awards. The 2011 Plan is authorized to grant up to 1,470,588 share unit awards. The 2012 Plan is authorized to grant up to 1,764,706 share unit awards.

Employee stock compensation expense was $0 for the years ended December 31, 2015 and 2014. No option grants were made in 2015 or 2014.

A summary of the status of outstanding incentive stock plans is presented below:

	2015			2014
	Shares	Weighted Average Exercise Price	Weighted Average Remaining Life-years	Shares	Weighted Average Exercise Price	Weighted Average Remaining Life-years
Outstanding beginning of year	2,363	$1,070	3.53	2,363	$921	3.5
Granted during the year	-			-
Cancelled or forfeited	(1,264)	$255		-
Options outstanding end of year	1,099	$2,008	1.05	2,363	$1,070	2.1
Options exercisable end of year	1,099	$2,008	1.05	2,363	$1,070	2.1

As of December 31, 2015, the aggregate intrinsic value of the stock options outstanding and exercisable was $0.

7.     CREDITOR CONCESSIONS

During the 2015 and 2014, the Company entered into various agreements with certain vendors to settle accounts payable that were outstanding for amounts less than the liability that was recorded in the accompanying consolidated balance sheet. As a result of these agreements, liabilities of $10,000 and $75,037 respectively, were relieved resulting in a gain on forgiveness of debt. These vendor concessions have been treated as gains in the period that the underlying agreement was reached.

8.    COMMITMENTS AND LEASE OBLIGATIONS

Lease obligations

The Company leases approximately 9,200 square feet in Rochester, NY for laboratory space.  The lease is a month-to-month agreement at $2,000 per month with no targeted end date. Total rent expense of $24,000 was incurred in each of the years ended December 31, 2015 and 2014. The Company’s corporate operations are currently conducted from office space located at 763 Linden Avenue Rochester, New York. There is no signed lease agreement for this location, the Company incurred $2,500 in rent expense during each of the years ended 2015 and 2014.

F-38

Commitments

Legal Proceedings

On March 24, 2009 the Company received a demand notice from an attorney representing a group of certain former employees of the Company, including but not limited to the Company’s former President and Chief Financial Officer, demanding immediate payment of $331,265 for certain deferred compensation, severance and vacation benefits. Each of the former employees cited in the demand notice, as well as other former employees, had executed written agreements during 2008 that allowed the Company to defer certain of these compensation payments. The Company has accrued for earned and unused vacation benefits and deferred payroll costs for amounts electively deferred by these and other former employees as of December 31, 2015. The Company has retained counsel in connection with this demand and continues to evaluate this demand notice and has responded to this demand. No actions or probable settlement discussions between the parties have developed since the filing of this demand. Due to the Company’s current cash and liquidity position discussed above and the current evaluation of the items in the demand notice, the timing of future payment of these outstanding amounts in uncertain.  No further communication has been had regarding this notice.

During the third quarter ending September 30, 2010, two former employees, one involved in the March 24, 2009 demand, agreed to forgive the Company’s liability to them of $54,691 related to deferred compensation in exchange for shares of common stock.

9.  REVERSE STOCK SPLIT

On December 19, 2014, the Company filed a Certificate of Amendment to its Restated Certificate of Incorporation, as amended, with the Secretary of State of the State of Nevada, to effect a 1-for-300 reverse stock split of its common stock, or the Reverse Stock Split. This action had previously been approved by the Company’s Board of Directors on November 4, 2014. As a result of the Reverse Stock Split, every three hundred shares of the Company’s pre-reverse split common stock were combined and reclassified into one share of its common stock. No fractional shares were issued in connections with the Reverse Stock Split. Stockholders who would have been entitled to receive a fractional share in connection with the Reverse Stock Split received one whole share. The par value and other terms of the common stock were not affected by the Reverse Stock Split.

The Company’s common stock began trading at its post-Reverse Stock Split price at the beginning of trading on December 23, 2014.

10.  SUBSEQUENT EVENTS

Debt, Stock and Warrant transactions subsequent to December 31, 2015

On March 10, 2016, the Company issued 110,000 common shares in satisfaction of $5,500 of outstanding principal. The issuance of these shares reflects a debt conversion price of $0.05 per share.

On January 7 and April 13, 2016, the Company issued a total of 508,156 shares of restricted common stock in connection with four cashless exercise transaction from warrant holders.  On January 7, 2016 and April 13, 2016, the Company issued 37,500 and 36,776 respectively, restricted common shares to a consultant based on a request for the exercise of certain warrants agreement with the consultant. Also on January 7, 2016 and April 13, 2016 the Company issued 250,000 and 183,880 respectively, restricted common shares to the Company’s CEO based on a request for the exercise of certain warrants agreement with the CEO.

On January 5, 2016, the Company issued a total of 450,000 warrants to directors and a consultant. These warrants vested immediately and were granted with a ten year life, an exercise price of $0.02 per share and included a cashless exercise provision.

F-39

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Note Regarding Forward-Looking Statements

This annual report on Form 10-K and other reports that we file with the SEC contain statements that are considered forward-looking statements that involve risks and uncertainties. These include statements about our expectations, plans, objectives, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plans,” “potential,” “projects,” “continuing,” “ongoing,” “expects,” “management believes,” “we believe,” “we intend” and similar expressions. Such forward looking statements include statements addressing operating performance, events or developments that the Company expects or anticipates will occur in the future, including statements relating to revenue realization, revenue growth, earnings, earnings per share, or similar projections. These statements estimates involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed for the reasons described in this report. You should not place undue reliance on these forward-looking statements.

You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of factors such as:

□	the ability to raise capital to fund our operations until we generate adequate cash flow internally;
□	the terms and timing of product sales and licensing agreements;
□	our ability to enter into strategic partnering and joint development agreements;
□	our ability to competitively market our controlled release and filled tube products;
□	the successful implementation of research and development programs;
□	our ability to attract and retain key personnel ;
□	general market conditions.

Our actual results may differ materially from management’s expectations. The following discussion and analysis should be read in conjunction with our financial statements included herewith.  This discussion should not be construed to imply that the results discussed herein will necessarily continue in the future, or that any conclusion reached herein will necessarily be indicative of actual operating performance in the future. Such discussion represents only the best present assessment of our management.

The forward-looking statements speak only as of the date on which they are made, and except to the extent required by federal securities laws, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

General

NaturalNano (the “Company”), located in Rochester, New York, operates in two business segments, the Nanotechnology segment and the ViralProtec reseller of personal protective equipment.

Nanotechnology

The Company, located in Rochester, New York, is engaged in the development and commercialization of material science technologies with an emphasis on additives to polymers and other industrial and consumer products by taking advantage of technology advances developed in-house. The Company’s current activities are directed toward research, development, production and marketing of its proprietary technologies relating to the treatment and separation of nanotubes from halloysite clay and the development of related commercial applications for cosmetics, health and beauty products and polymers, plastics and composites.

ViralProtec

On November 5, 2014 the Company announced the new business line, ViralProtec, (www.viralprotec.com) a division of NaturalNano. ViralProtec, is a reseller for Ebola personal protective equipment (PPE) and ancillary supplies. Our mission is to provide personal protective equipment for caregivers for infectious patient care that meet or exceed CDC and WHO guidelines. ViralProtec was created in response of the public concern and publicity surrounding the risk to caregivers and other responders created by the Ebola virus. The Company will maintain inventory on hand for customers to order complete protection kits from a single source instead multiple sources.

NaturalNano is domiciled in the state of Nevada as a result of the merger with Cementitious Materials, Inc., (“CMI”), which was completed on November 29, 2005.

Liquidity

Going Concern - The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company generated a net loss for the year ended December 31, 2015 of approximately $1,091,000, had negative working capital of approximately $4,755,000 and a stockholders’ deficiency of approximately $4,756,000 at December 31, 2015. Since inception the Company’s growth has been funded through a combination of convertible and non-convertible debt from private investors and from cash advances from its former parent Technology Innovations, LLC. These factors, among others, may indicate that the Company will be unable to continue as a going concern for a reasonable period of time. The Company’s continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations, to obtain additional financing, renegotiate the terms of existing financing obligations and ultimately to attain successful operations. The ability to successfully achieve those items is uncertain. The financial statements do not include any adjustments that might result from the uncertainty.

As of December 31, 2015, the Company continued to require waivers for debt covenant violations and extensions of maturity dates. Refer to Note 2 for lender waivers and maturity extensions received from the lenders.

26

The Company’s management and Board of Directors continue to actively assess the Company's operating structure with an objective to reduce ongoing expenses, increase sources of recurring revenue as well as seeking additional debt or equity financing.  The Company will continually evaluate funding options including additional offerings of its securities to private and institutional investors and other credit facilities as they become available. There can be no assurance as to the availability or terms upon which such financing alternatives might be available.

The Company has experienced recurring losses from operations since its inception and continues to have a working capital deficiency and limited opportunities for additional capital infusion.  The Company has experienced recurring defaults relating to the various provisions under its current debt obligations and is expected to require future forbearance and waivers relating to such provisions in the future. These negative financial conditions combined with delays experienced in product introduction and customer acceptance raises substantial doubt of the Company’s ability to continue as a going concern.

Comparison of Liquidity and Capital Resources for the years ended December 31, 2015 and 2014

Operating activities

Net cash used in operating activities in the years ended December 31, 2015 and 2014 was $106,257 and $474,010, respectively. A net loss of $1,091,050 was incurred in 2015 compared to net income of $2,681,747 in 2014. Included in net income for the year ended December 31, 2014 are non-cash gains of $4,032,609 from the extinguishment and modification of certain debt instruments.

Total non-cash adjustments to reconcile the net loss (income) to the cash used in operations aggregated $595,289 in 2015 and $3,446,843 in 2014.  The change in these non-cash items reflects the net gains on debt extinguishment, fair value adjustments for derivative liabilities, a provision for the receivables due from MJ Enterprises and a gain on the forgiveness of certain vendor payables. During 2015 and 2014, the Company reduced outstanding liabilities through negotiations with certain vendors resulting in a net gain on the forgiveness of debt of $9,800 and $75,037 in 2015 and 2014, respectively.

Investing activities

Net cash provided from (used in) investing activities in the years ended December 31, 2015 and 2014 was $50,000 and ($200,000), respectively.

During 2015, the Company realized a cash gain on the sale of certain fully depreciated machinery. During 2014, the Company entered into a purchase agreement to acquire all the issued and outstanding membership interest in MJ Enterprises (“MJE”). In connection with this purchase agreement, the Company advanced $200,000 to MJE. The Company decided during the first quarter of 2014 not to pursue this acquisition. The $200,000 advance was due and payable from MJE due on June 30, 2014.The Company believes this amount will be collected from MJE and is actively pursuing all collection efforts. During 2014, the Company provided a reserve of $200,000 on the potential non-recovery of the full amount due from MJE.

Financing Activities

Net cash provided from financing activities in the years ended December 31, 2015 and 2014 was $61,000 and $674,010, respectively.

During 2015, the Company entered into two Senior Secured Convertible Promissory Notes aggregating $61,000. During the fourth quarter of 2015, the Company issued 200,000 common shares in satisfaction of $10,000 of outstanding principal. The issuance of these shares reflects a debt conversion price of $0.05 per share.

The cash flows from financing activities in 2014 include the receipt of an aggregate of $300,000 in new borrowing in connection with the Payoff Agreement with Platinum Long Term Growth IV LLC and Merit Advisors LLC. Other convertible and non-convertible promissory notes aggregating $674,010 were received for operating uses in 2014. The Payoff Agreement included $300,000 in cash disbursed to settle the remaining liabilities with PLTG and Merit.

Results of Statement of Operations for the years ended December 31, 2015 and 2014

Revenue and Gross Profit

During the years ended December 31, 2015 and 2014, the Company recorded $368,066 and $193,606, respectively in revenue from the sale of nanotechnology and ViralProtec products. Gross margin was generated in years ended December 31, 2015 and 2014 of $210,932 and $130,684, respectively. The gross margins for 2015 and 2014 was 57% and 67% for these periods, respectively.

The Nanotechnology segment generated a gross profit of 91% in 2015 and the ViralProtec segment generated a loss on sales of 46%. The ViralProtec loss is attributed to a provision for potential excess inventory of $83,100 recorded during the twelve months ended December 31, 2015. Excluding the impact of this charge, the ViralProtec would have generated a gross margin of approximately 44%. Management continues to actively monitor and assess inventory units on hand compared with projected customer sales. The Company continues to experience notable variations in gross margins with its business as it introduces and develops new products and applications.

27

	For the year ended		Variance
	December 31,		Increase
Revenue, Cost of Goods, and Gross Profit	2015	2014	(decrease)
Revenue:	$276,097	$137,159	$138,938
Nanotechnology
ViralProtec	91,969	56,447	35,522

Cost of goods:	22,530	25,952	(3,422)
Nanotechnology
ViralProtec	134,604	36,970	97,634

Consolidated Gross Margin	$210,932	$130,684	$80,249
Gross Margin %	57%	67%

Operating Expenses

Management continues to actively monitor the operating structure for the purpose of controlling expenses across all categories of the business. Such evaluations continue with the intent to invest nominally in research and development programs and product development in future years. No assurance can be given that future investment or debt financing will develop thereby resulting in improved cash inflow or liquidity for the Company.

Total research and development expenses incurred in 2015 and 2014, respectively were $4,584 to $40,076.

	For the year ended		Variance
	December 31,		Increase
Research and Development	2015	2014	(decrease)
Salaries and benefits	$4,584	$15,966	$(11,383)
Rents & Utilities	-	18,800	(18,800)
Supplies and other	-	5,310	(5,310)
	$4,584	$40,076	$(35,493)

Total general and administrative expense for the year ended December 31, 2015 was $518,548 as compared to $554,090 for the year ended December 31, 2014.

Salaries and benefits increased in 2015 over costs incurred in 2014 reflecting part time staff hired in connection with the ViralProtec business in the fourth quarter of 2014. Legal and professional services increased by $76,658 over 2014 reflecting additional complexities to the Company’s legal structure, debt extinguishments and advances and expansion of business categories. In the fourth quarter of 2014, the Company executed an agreement with ZA Capital LLC to provide $100,000 in strategic consulting services and public relations for the six months period from October 2014 through April 2015.

On February 15, 2015, the Company granted a total of 300,000 warrants to the Company’s board members. These warrants grant the right to purchase one share of common stock at an exercise price of $0.10 per share. The warrants were fully vested as of the grant date and contain a cashless exercise provision. The fair value of the warrants on the date of grant was determined using the Black-Scholes model and was measured on the date of grant at $61,106.  An expected volatility assumption of 140% was used based on the volatility of the Company’s stock price utilizing a look-back basis and the risk-free interest rate of 1.62% which was derived from the U.S. treasury yields on the date of grant.  The market price of the Company’s common stock on the grant date was $0.22 per share.  The expiration date used in the valuation model aligns with the warrant life of five years as indicated in the agreements.  The dividend yield was assumed to be zero.

On May 30, 2015, the Company granted a total of 375,000 warrants to the Company’s board members and one consultant. These warrants grant the right to purchase one share of common stock at an exercise price of $0.05 per share. The warrants were fully vested as of the grant date and contain a cashless exercise provision. The fair value of the warrants on the date of grant was determined using the Black-Scholes model and was measured on the date of grant at $41,676.  An expected volatility assumption of 140% was used based on the volatility of the Company’s stock price utilizing a look-back basis and the risk-free interest rate of 1.49% which was derived from the U.S. treasury yields on the date of grant.  The market price of the Company’s common stock on the grant date was $0.12 per share.  The expiration date used in the valuation model aligns with the warrant life of five years as indicated in the agreements.  The dividend yield was assumed to be zero.

During the second quarter of 2014, the Company granted a total of 160,000 warrants to certain consultants, the Company’s CEO and the Company’s board member. These warrants grant the right to purchase one share of common stock at an exercise price of $0.42 per share. The warrants were fully vested as of the grant date and contain a cashless exercise provision. The fair value of the warrants on the date of grant was determined using the Black-Scholes model and was measured on the various dates of grant at $105,501.  An expected volatility assumption of 289% has been used based on the volatility of the Company’s stock price utilizing a look-back basis and the risk-free interest rate of 1.63% and was derived from the U.S. treasury yields on the dates of grant.  The market price of the Company’s common stock on the grant was $0.661 per share.  The expiration date used in the valuation model aligns with the warrant life of five and ten years as indicated in the agreements.  The dividend yield was assumed to be zero.

28

	For the year ended		Variance
	December 31,		increase
General and Administrative	2015	2014	(decrease)
Salary & Benefits	$212,456	$222,523	$(10,067)
Legal and Professional Fees	89,045	150,645	(61,600)
Investor Relations	68,496	44,421	24,075
Consulting Services	33,084	35,819	(2,735)
Rent and utilities	35,663	20,377	15,286
Insurance	6,216	5,399	817
Shareholder and Board	38,594	38,982	(388)
Travel and Entertainment	16,383	12,261	4,122
Supplies and other	18,611	23,663	(5,052)
General and administrative excluding stock based compensation	$518,548	$554,090	$(35,542)

Stock based compensation related to warrants	$102,782	$105,501	$(2,719)

Total general and administrative	$621,330	$659,591	$(38,261)

Management continues to monitor the Company's operating structure for the purpose of controlling expenses across all categories of the business. We expect that spending for 2016 general and administrative expenses will be comparable to the 2015 actual expenses incurred, although investments in marketing and sales will be a priority if the Company’s cash and liquidity position improves. No assurance can be given that future investment or debt financing will develop thereby resulting in improved cash inflow or liquidity for the Company.

Interest and Other Income (expense)

Other (expense) income for the year ended December 31, 2015 reflected net expenses of $676,068 compared to net income of $3,250,730 for the year ended December 31, 2014. During the year ended December 31, 2014 the Company recognized certain vendor concessions as well as a non-recurring gain on extinguishment/modification of debt of $3,747,273 as further described below.

Interest expense includes the interest on the senior and subordinated convertible and non-convertible promissory notes. The Company incurred $266,661 in interest expense in 2015 and $301,614 in interest expense in 2014. The reduction in 2015 expense reflects new borrowings and the settlement of certain debt instruments in connection with the extinguishment of debt as further described below.

In June 2008, the FASB finalized ASC 815, formerly Emerging Issues Task Force 07-05, “Determining Whether an Instrument (or Embedded Feature) is indexed to an Entity’s Own Stock,” which was adopted by the Company effective January 1, 2009. During the year ended December 31, 2015 and 2014, the Company recognized a loss of $164,480 and $355,302 respectively relating to the changes in fair market value for these derivative liabilities.

On December 15, 2015, the Company’s board of directors determined that it was in the best interest of the corporation to exchange 6,666,667 reserved shares of the Company’s common stock, held by Cape One Master Fund II LLP (as described in footnote 2), for four convertible promissory notes totaling $344,000 with an interest rate of 8% per annum due June 30, 2017. These promissory notes are convertible to common stock at the rate of $0.05 per share. In the event that the Company shall, at any time, issue any additional shares of common stock or equivalents at a price per share less than the $0.05 conversion price then the conversion price for these convertible promissory notes shall be reduced. The Company recognized a loss on the exchange of the rights to reserved commons shares upon the issuance of these convertible promissory notes of $304,727 during the fourth quarter of 2015.

During 2015, the Company settled liabilities of $10,000 for $200, resulting in a $9,800 gain on forgiveness of debt. Also in 2015, the Company sold fully depreciated equipment for proceeds of $50,000.

In 2014, the Company entered into a Payoff Agreement with two of its lenders (collectively referred to as “the holders”) where the holders agreed to surrender their outstanding promissory notes and debentures in the aggregate principal amount of $3,256,399 plus all accrued and unpaid interest amounting to $592,414 in consideration for an aggregate payment of $300,000. As further consideration, one of the lenders agreed to return its 2,587,674 shares of Series C Preferred Stock for cancellation. The Company reversed $70,165 in registration rights liabilities in connection with this Payoff Agreement. Effective upon the consummation of this Payoff Agreement, the Company had no further obligation to the holders pursuant to the terms of the preferred stock and the notes as defined in the Payoff Agreement. As a result of this Payoff Agreement, the Company recognized a gain on extinguishment of debt during 2014 in the amount of $3,747,273.

29

Also in 2014, the Company and Cape One Master Fund II LLP agreed to exchange the Subordinated Secured Convertible Note and related accrued and unpaid interest totaling a combined $379,624 in exchange for 6.667 million reserved shares of the Company’s common stock. The Company and Cape One agreed that a beneficial ownership limitation of 4.99% shall be maintained at all times as to the number of the shares of the common stock outstanding immediately after giving effect to the issuance of the common stock issuable under this agreement. Cape One also agreed to a Lockup provision in the agreement that specifies that Cape One will not sell, transfer or hypothecate any of the reserved shares until Alpha Capital Anstalt has received $3,500,000 from the proceeds of sales of shares obtained upon conversion of notes issued by the Company and held by Alpha as of the date of this agreement. Upon expiration of the Lockup period, Cape One shall be allowed to sell the lesser of (i) 5% of the daily trading volume of the Company’s common stock or, (ii) 10% of the reserved shares in any calendar month. The Company estimated the total enterprise value based upon a combination of the trending of the firm value from December 2006 to December 2014, market comparables and the market value of the Company’s stock considering company specific factors including the changes in forward estimated revenues and market factors. Once the enterprise value was determined an option pricing model was used to allocate the enterprise value to these 6.667 million share rights and other securities in the Company’s capital structure. The fair value of these 6.667 million share rights was estimated at $54,289 on the date of the agreement and the Company recognized a gain on extinguishment of debt of $325,335 during the quarter September 30, 2014 based on the excess of the value of the instruments settled over the estimated fair market value of the 6.667 million share rights. These Rights to reserved common stock were valued based on the total enterprise value of the Company at December 31, 2014 at $559,289. The change in fair market value of this rights liability of $505,000 was re-measured as of December 31, 2014 and has been reflected in Additional Paid In Capital.

In 2014, the Company recorded an expense of $40,000 in connection with debt modifications related to forbearance agreements signed during the year. These losses from debt modification were netted against gains on forgiveness of debt in 2014 of $75,038. No fees for modification of debt were incurred in 2015. The Company also entered into various agreements with certain vendors to settle accounts payable that were outstanding for amounts less than the liability that was recorded in the accompanying balance sheet. These vendor concessions have been treated as gains in the period that the underlying agreements were reached.

30

NaturalNano, Inc.

Pro-Forma Condensed Balance Sheet (Unaudited)

June 23, 2016

	NaturalNano, Inc.	Omni Shrimp, Inc.	Pro-forma Merger		Pro-forma Merger Adjustments		Pro-Forma Offering
ASSETS
CURRENT ASSETS:
Cash	$(151)	$85,795	$85,644		$		$85,644
Accounts Receivable	-	219,603	219,603				219,603
Inventory	120,858	74,141	194,999	3		(120,858)	74,144
Prepaid and Other	7,040	2,867	9,907	3		(7,040)	2,870

Total Current Assets	127,747	382,406	510,153			(127,898)	382,255

NON-CURRENT ASSETS

Total Non-current assets	-	-	-			-	-

Total Assets	$127,747	$382,406	$510,153			$(127,898)	$382,255

LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES:
Notes Payable	$1,654,353	$133,743	$1,788,096			$-	$1,788,096
Accounts Payable	487,204	142,835	630,039			-	630,039
Accrued Expenses	109,573	-	109,573	4		47,500	157,077
Accrued Interest	463,864	2,154	466,018			-	466,018
Accrued Taxes		-	-			-	-
Accrued Payroll	1,108,448	-	1,108,448	3		(764,728)	343,722
Registration Rights Liability	12,324	-	12,324			-	12,324
Derivative liability	618,833	-	618,833			-	618,833

Total Current Liabilities	4,454,598	278,732	4,733,331			(717,228)	4,016,109

LONG-TERM LIABILITIES:

Total Long-Term Liabilities	-	-	-			-	-

Total Liabilities	4,454,598	278,732	4,733,331			(717,228)	4,016,109

Preferred Stock Series E- $.001 par value, 300 shares issued and authorized				2		29	29

STOCKHOLDERS' EQUITY (DEFICIT):
Common stock at $0.001 par value: 800,000,000 shares authorized; 2,911,658 shares issued and outstanding	2,912	300	3,212	2		(300)	2,912
Additional paid-in capital	21,979,242	977	21,980,219	2		102,668	22,082,887
Retained Earnings (Accumulated Deficit)	(26,309,006)	102,397	(26,206,609)	2.4.		494,434	(25,712,175)
Total Stockholders' Equity (Deficit)	(4,326,852)	103,674	(4,223,178)			596,831	(3,626,347)

Total Liabilities and Stockholders' Deficit	$127,747	$382,406	$510,153			$(120,398)	$389,755

31

NaturalNano, Inc.

Pro Forma Condendsed Statement of Operations (Unaudited)

For the Period from January 1, 2016 through June 23, 2016

	NaturalNano, Inc.	Omni Shrimp, Inc.	Pro Forma Merger		Merger Adjustments	Pro Forma Offering

INCOME:
Revenue	$150,811	$1,199,948	$1,350,759			$1,350,759
Cost of Goods Sold	(4,656)	(1,043,928)	(1,048,584)			(1,048,584)

Gross Profit	146,155	156,020	302,175		-	302,175

OPERATING EXPENSES:
General and Administrative Expense	132,282	50,193	182,475	4	47,500	229,975
Stock based compensation attributable to warrant grants	25,292	-	25,292	1	61,486	86,778

Total operating expenses	157,574	50,193	207,767		108,986	316,753

GAIN (LOSS) FROM OPERATIONS	(11,419)	105,827	94,408		(108,986)	(14,577)

OTHER INCOME (EXPENSE):
Interest expense	(156,066)	(2,154)	(158,220)			(158,220)
Gain on forgiveness, conversions and modifications of debt	502,305	-	502,305			502,305
Gain on Disposition of Legacy Business	-	-	-	3	636,831	636,831
Gain on change in derivative liability	67,827	-	67,827			67,827

Other income (expense), net	414,067	(2,154)	411,913		636,831	1,048,743

Loss before income tax provision	(425,486)	103,674
Income tax provision	-	-	-		-	-

Net Income	402,648	103,674	506,322		527,845	1,034,167

Weighted average common shares outstanding
- Basic and diluted	2,792,843	300	2,792,843			2,792,843
Weighted average Earnings per share
- Basic and diluted	$0.14	$345.58	$0.18			$0.37

32

Omni Shrimp, Inc.

Pro-Forma Assumptions (Unaudited)

1)	To record NaturalNano, Inc. warrants issued to former CEO	$61,486

2a)	Issuance of Series E Preferred stock for assets of Omni Shrimp, Inc.	$28

2b)	Elimination of Common stock and Additional Paid in capital accounts
	of Omni Shrimp	$1,277

2c)	Elimination of retained earnings of Omni Shrimp, Inc.	$66,558

2d)	Increase in Additional paid-in capital associated with merger	$103,645

3a)	Elimination of accrued wages payable to former CEO	$764,728

3b)	Transfer of inventory to former CEO	$120,858

3c)	Transfer of prepaid and other assets to former CEO	$7,040

3d)	Gain on transfer of net assets to former CEO	$636,831

4)	Legal and other fees	$47,500

33

1.	PRINCIPAL BUSINESS ACTIVITY AND SIGNIFICANT ACCOUNTING POLICIES

Interim Financial Statements

The condensed consolidated financial statements as of June 23, 2016 and for the period from January 1, 2016 to June 23, 2016 are unaudited. However, in the opinion of management of the Company, these condensed consolidated financial statements reflect all material adjustments, consisting solely of normal recurring adjustments, necessary to present fairly the consolidated financial position and results of operations for such interim periods. The results of operations for the interim periods presented are not necessarily indicative of the results to be obtained for a full year. The accompanying condensed consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Rule 8-03 of Regulation S-X for smaller reporting companies.  Accordingly, these condensed consolidated financial statements do not include all of the information required by U.S. generally accepted accounting principles for complete financial statements.  These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Liquidity and Going Concern

Going Concern - The accompanying condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.. Since inception the Company’s growth has been funded through a combination of convertible and non-convertible debt from private investors and from cash advances from its former parent Technology Innovations, LLC. These factors, among others, may indicate that the Company will be unable to continue as a going concern for a reasonable period of time. The Company’s continuation as a going concern is dependent upon its ability to generate sufficient cash flow to meet its obligations, to obtain additional financing, renegotiate the terms of existing financing obligations and ultimately to attain successful operations. The ability to successfully achieve those items is uncertain. The financial statements do not include any adjustments that might result from the uncertainty.

As of June 23, 2016, the Company continued to require waivers for debt covenant violations and extensions of maturity dates. Refer to Note 2 for lender waivers and maturity extensions received from the lenders.

Basis of Consolidation

The condensed consolidated financial statements include the accounts of NaturalNano, Inc. (“NaturalNano” or the “Company”), a Nevada corporation, and its wholly owned subsidiaries NaturalNano Research, Inc. (“NN Research”) a Delaware corporation. All significant inter-company accounts and transactions have been eliminated in consolidation.

Description of the Business

New lines of Business

Shrimp

Omni Shrimp

On June 23, 2016, the Company announced the acquisition of all the outstanding shares of, Omni Shrimp (“Omni”) a Florida corporation, located in Madeira Beach, Florida on the Gulf of Mexico. Omni is a seller of wild American shrimp. Omni wholesales its locally caught shrimp, predominantly the highly popular Key West pink variety, to large distributors in the United States, who then resell the product to grocery store chains, restaurants and other retail stores in the Florida, Boston and New York markets. See Note 7. Subsequent Events for more detail.

Omni believes that it differentiates itself from its competitors not only by the quality of its product but its relationships with distributors allowing it to get its product to market as quickly as possible in order to guarantee freshness and taste.

Existing lines of Business

Following the acquisition discussed above, On June 23, 2016, the following businesses were transferred to the former Management of the Company. See Note 8 to the Consolidated Financial statements below.

Nanotechnology

The Company, located in Rochester, New York, is engaged in the development and commercialization of material science technologies with an emphasis on additives to polymers and other industrial and consumer products by taking advantage of technology advances developed in-house. The Company’s current activities are directed toward research, development, production and marketing of its proprietary technologies relating to the treatment and separation of nanotubes from halloysite clay and the development of related commercial applications for cosmetics, health and beauty products and polymers, plastics and composites.

34

ViralProtec

In the fourth quarter of 2014, the Company announced the new business line, ViralProtec, (www.viralprotec.com) a division of NaturalNano. ViralProtec, is a reseller for healthcare personal protective equipment (PPE) and ancillary supplies. Our mission is to provide personal protective equipment for caregivers for infectious patient care that meet or exceed CDC and WHO guidelines. ViralProtec was created in response of the public concern and publicity surrounding the risk to caregivers and other responders created by the Ebola virus. The Company will maintain inventory on hand for customers to order complete protection kits from a single source instead multiple sources.

Significant Accounting Policies

Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and assumptions that affect the amounts reported and disclosed in the financial statements and the accompanying notes. Actual results could differ materially from these estimates. On an ongoing basis, we evaluate such estimates. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Fair Value Measurement Topic of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) establishes a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

·	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities.
·	Level 2 inputs are quoted prices for similar assets and liabilities in active markets or inputs that are observable for the asset or liability, either directly or indirectly through market corroboration, for substantially the full term of the financial instrument.
·	Level 3 inputs are unobservable inputs based on the Company’s own assumptions used to measure assets and liabilities at fair value.

A financial asset or liability’s classification within the hierarchy is determined based on the lowest level input that is significant to the fair value measurement. The carrying amounts reported in the balance sheet of cash, accounts receivable, inventory, prepaid assets, accounts payable and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments. The fair value of notes payable approximates their carrying value as the terms of this debt reflects market conditions. The Company’s derivative liability was determined utilizing Level 3 inputs.

Derivative Financial Instruments

The Company does not use derivative instruments to hedge exposures to cash flow, market or foreign currency risks. The Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value and then is revalued at each reporting date, with changes in fair value reported in the consolidated statement of operations. For stock based derivative financial instruments, the Company estimated the total enterprise value based upon trending the firm value from December 2006 to March 2016 considering company specific factors including the changes in forward estimated revenues and market factors, market multiples for comparable companies, and the Company’s market share price, all equally weighted.  Once the enterprise value was determined an option pricing model was used to allocate the enterprise value to the individual derivative securities in the Company’s capital structure.  The classification of derivative instruments, including whether such instruments should be recorded as liabilities or equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within twelve months of the balance sheet date.

Reclassifications

Certain prior year amounts have been reclassified to conform to the current year presentation.

35

Income Taxes

The Company accounts for income taxes in accordance with FASB ASC 740 which requires recognition of estimated income taxes payable or refundable on income tax returns for the current year and for the estimated future tax effect attributable to temporary differences and carry-forwards. Measurement of deferred income tax items is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized.  The Company recognizes penalties and accrued interest related to unrecognized tax benefits in income tax expense. Income tax expense was $0 for theperiod ending June 23, 2016

Loss Per Share

Loss per common share is computed by dividing net income or loss by the weighted-average number of shares of common stock outstanding during the period. Diluted income or loss per common share gives effect to dilutive convertible preferred stock, convertible debt, options and warrants outstanding during the period. Shares to be issued upon the exercise of these instruments have not been included in the computation of diluted loss per share as their effect is anti-dilutive based on the net loss incurred.

As of March 31, 2016 and 2015 there were 39,567,578 and 9,130,044 shares, respectively, underlying preferred stock, convertible debt, outstanding options and warrants that could potentially dilute future earnings. In addition to these potentially dilutive shares as of March 31, 2015 were an additional 6,666,667 reserved shares underlying the July 23, 2014 Exchange and Right to Shares Agreement with Cape One Master Fund II LLP further described in Note 2 below.

These potentially dilutive shares have been limited by certain debt and equity agreements with lenders. These agreements provide limitations on the conversion of the dilutive instruments such that the number of shares of Common Stock that may be acquired by the holder upon conversion of such instruments shall be limited to ensure that following such conversion the total number of shares of Common Stock then beneficially owned by the holder does not exceed 4.99% of the total number of issued and outstanding shares of Common Stock. The Company does not have sufficient authorized shares to satisfy conversion of all the potentially dilutive instruments.

Recent Accounting Pronouncements

In July 2015, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2015-011 to Topic 330, Inventory. This ASU requires entities using inventory costing methods other than last-in-first-out and retail inventory method to value their inventory at the lower of cost and net realizable value. This ASU is effective for fiscal years beginning after December 15, 2016 and is to be applied prospectively. Early adoption of this ASU is permitted. The Company does not expect adoption of this ASU to have a material impact on its Consolidated Financial Statements.

2.	NOTES PAYABLE

Notes payable consisted of the following:

Notes Payable	June 23, 2016	December 31, 2015
Senior Secured Convertible Notes	$289,115	$441,988
Senior Secured Promissory Notes	398,938	398,938
2014-2015 Convertible Promissory Notes	594,515	745,015
Convertible Promissory Notes	344,000	344,000
Total Notes Payable Outstanding	1,626,468	1,929,941
Lines of credit	161,528
	1,788,096	1,929,941

Senior Secured Convertible Notes and Senior Secured Promissory Notes

As of March 31, 2016 and December 31, 2015 Notes payable on the balance sheets includes $840,926 for senior secured convertible and non-convertible senior secured promissory notes.  The conversion rate for principal and accrued interest on Senior Secured Convertible Notes is 75% of the lowest volume weighted average price (VWAP) of the Company’s common stock for the 1, 5 or 10 days immediately prior to the conversion. As further described below, the Company has defaulted on certain provisions of the notes. The Company has obtained a waiver of default on the outstanding principal. As a condition of this forbearance the interest rate on certain of these notes has been increased to 18%.

Pursuant to the Forbearance agreement, $152,873 of this debt was forgiven at the Closing on June 23, 2016.

2014-2015 Convertible Promissory Notes

During nine months ended March 31, 2016, the Company entered into two Senior Secured Convertible Promissory Notes aggregating $61,000. The 2014-2015 Senior Secured Promissory Notes are secured by, among other things, (i) the continuing security interest in certain assets of the Company pursuant to the terms of the Initial Notes dated March 7, 2007, (ii) the Pledge Agreement, as defined in the Initial Notes, and (iii) the Patent Security Agreement, dated as of March 6, 2007. The proceeds from the 2014-2015 Senior Secured Promissory Notes are available for general working capital purposes and cannot be used to redeem or make any payment on account of any securities due to the Lenders.  The Company has obtained a waiver of default on the outstanding principal through November 30, 2015. As a condition of this forbearance the interest rate on certain of these notes has been increased to 18%. On March 10, 2016, an investor converted $5,500 of principal into 110,000 shares.

36

On February 15, 2015, the Company granted 300,000 warrants to the Company’s board members with an exercise price of $0.10 per share and on May 30, 2015, the Company granted 375,000 warrants to the Company’s board members and one consultant with an exercise price of $0.05 per share. The 2014-2015 Convertible Promissory Notes were convertible into shares at $0.30 per share subject to adjustment in the event of lower price issuances, subject to customary exceptions. Based on the Company’s issuance of warrants described above, the conversion price on these debt obligations were modified to $0.05 per share.

Pursuant to the Forbearance agreement, $145,000 of this debt was forgiven on June 23, 2016.

Subordinated Secured Convertible Note and Exchange and Right to Shares Agreement - Cape One Master Fund II LP

On July 23, 2014, the Company and Cape One Master Fund II LLP agreed to exchange the Subordinated Secured Convertible Note and related accrued and unpaid interest totaling a combined $379,624 in exchange for 6,666,667 reserved shares of the Company’s common stock. The Company and Cape One agreed that a beneficial ownership limitation of 4.99% shall be maintained at all times as to the number of the shares of the common stock outstanding immediately after giving effect to the issuance of the common stock issuable under this agreement. Cape One also agreed to a Lockup provision in the agreement that specifies that Cape One will not sell, transfer or hypothecate any of the reserved shares until Alpha Capital Anstalt has received $3,500,000 from the proceeds of sales of shares obtained upon conversion of notes issued by the Company and held by Alpha as of the date of this agreement. Upon expiration of the Lockup period, Cape One shall be allowed to sell the lesser of (i) 5% of the daily trading volume of the Company’s common stock or, (ii) 10% of the reserved shares in any calendar month.

2015 Exchange of Cape One Master Fund II LLP shares for Convertible Promissory Notes

On December 15, 2015, the Company’s board of directors determined that it was in the best interest of the corporation to exchange 6,666,667 reserved shares of the Company’s common stock, held by Cape One Master Fund II LLP (as described below), for four convertible promissory notes totaling $344,000 with an interest rate of 8% per annum due June 30, 2017. These promissory notes are convertible to common stock at the rate of $0.05 per share. In the event that the Company shall, at any time, issue any additional shares of common stock or equivalents at a price per share less than the $0.05 conversion price then the conversion price for these convertible promissory notes shall be reduced. The Company recognized a loss on the exchange of the rights to reserved commons shares upon the issuance of these convertible promissory notes of approximately $305,000 in 2015. On January 5, 2016 the conversion price on the debt was adjusted to $0.02 per share upon the issuance of 450,000 warrants exercisable at $0.02 per share.

Bridge Loans

Bridge loans are short term notes taken on demand. $133,743 was at Omni as follows:

Date Issued	Amount	Interest Rate	Holder

February 12, 2016	$85,000	5.25%	Madeira Beach Seafood, Inc.

April 7, 2016	48,743	5.25%	Madeira Beach Seafood, Inc.

Total	$133,743

Approximately $27,000 in demand loans were issued at NaturalNano, Inc.

3.	SEGMENT INFORMATION

Subsequent to the Acquisition of Omni and the disposition of the Nanotechnology and Viral Protec businesses, the Company operates in only segment, Shrimp. Thusly, there is no need to present segment data.

4.	DERIVATIVE LIABILITY

For stock based derivative financial instruments, the Company estimated the total enterprise value based upon a combination of the trending of the firm value from December 2006 to March 2016, market comparables, and the market value of the Company’s stock, considering company specific factors including the changes in forward estimated revenues and market factors.  Once the enterprise value was determined an option pricing model was used to allocate the enterprise value to the individual derivative and other securities in the Company’s capital structure.  The classification of derivative instruments, including whether such instruments should be recorded as liabilities or equity, is evaluated at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within twelve months of the balance sheet date.

37

The Company’s derivative liabilities as of June 23, 2016 and December 31, 2015 are as follows:

·	The debt conversion feature embedded in the various Convertible Promissory Notes which contain anti-dilution provisions that would be triggered if the Company issued instruments with rights to the Company’s common stock at prices below this exercise price (described in Note 2.)

·	Derivative liabilities related to outstanding warrants and options due to the Company having insufficient authorized shares to satisfy the exercise or conversion of all outstanding instruments as of June 23, 2016 and December 31, 2015.

The fair value of the derivative liabilities as of June 23, 2016 and December 31, 2015 are as follows:

	June 23, 2016	December 31, 2015
Note conversion feature liabilities	$615,243	$686,255
Warrant liability	3,590	759
Total	618,833	687,014

38

5.	STOCKHOLDERS EQUITY

As of June 23, 2016 the Company was authorized to issue up to 800,000,000 shares of common stock and 10,000,000 shares of preferred stock.

Authorized Common Stock: In 2013 the Company received a unanimous written consent in lieu of a meeting from the members of the Board of Directors and a written consent from the Series D stockholder to amend its articles of incorporation to increase the Company’s authorized common shares to 800,000,000 common shares. As of June 23, 2016 there were approximately 250 million shares underlying preferred stock, convertible debt, outstanding options and warrants that could potentially dilute future earnings. The company does not have sufficient authorized shares to facilitate conversion of all the potentially dilutive instrument.

Preferred Stock Issuances

The Series E Convertible Preferred Stock is convertible into 95% of the Company’s common stock and votes on an as-converted basis.  The Series E designation limits the holders’ rights to convert its Convertible Preferred Stock, and the aggregate voting powers, to no more than 4.99% of the votes attributable to the total outstanding common shares. As a result of the Company not having sufficient authorized shares to satisfy the conversion of all outstanding convertible debt, share rights, convertible preferred stock, warrants and options, the Series B preferred shares have been moved into temporary equity classification on the balance sheet.

Preferred Stock Cancellations

As a part of the Forbearance Agreement, 5,000 shares of Series B Preferred stock and 100 shares of Series D Preferred stock were also cancelled.

Warrants Grants

The Company has issued warrants to purchase shares of its common stock to certain consultants and debt holders. As of June 23, 2016 and December 31, 2015 there were common stock warrants outstanding to purchase an aggregate of 2,917,941 and 1,217,941 shares of common stock, respectively, pursuant to the warrant grant agreements.

On February 15, 2015, the Company granted a total of 300,000 warrants to the Company’s board members. These warrants, included in the summary below, grant the right to purchase one share of common stock at an exercise price of $0.10 per share. The warrants were fully vested as of the grant date and contain a cashless exercise provision. The fair value of the warrants on the date of grant was determined using the Black-Scholes model and was measured on the date of grant at $61,106.  An expected volatility assumption of 140% was used based on the volatility of the Company’s stock price utilizing a look-back basis and the risk-free interest rate of 1.62% which was derived from the U.S. treasury yields on the date of grant.  The market price of the Company’s common stock on the grant date was $0.22 per share.  The expiration date used in the valuation model aligns with the warrant life of five years as indicated in the agreements.  The dividend yield was assumed to be zero.

On January 6, 2016, the Company granted a total of 450,000 warrants to the Company’s board members and one consultant. These warrants, included in the summary below, grant the right to purchase one share of common stock at an exercise price of $0.02 per share. The warrants were fully vested as of the grant date and contain a cashless exercise provision. The fair value of the warrants on the date of grant was determined using the Black-Scholes model and was measured on the date of grant at $25,292.  An expected volatility assumption of 140% was used based on the volatility of the Company’s stock price utilizing a look-back basis and the risk-free interest rate of 1.00% which was derived from the U.S. treasury yields on the date of grant.  The market price of the Company’s common stock on the grant date was $0.06 per share.  The expiration date used in the valuation model aligns with the warrant life of five years as indicated in the agreements.  The dividend yield was assumed to be zero

A summary of the outstanding warrants is presented below:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Life-years

Outstanding at January 1, 2016	1,217,941	$.35	4.07
Issued	2,000,000	$.05	5.98
Exercised	(300,000)	$.05	4.75
Warrants outstanding at June 23, 2016	2,917,941	$.17	4.75

39

6.	INCENTIVE STOCK PLANS

A summary of the status of the outstanding incentive stock plans is presented below:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Life-years

Options outstanding at January 1, 2016	1,099	$2,008	1.32
Options outstanding at June 23, 2016	1,099	$2,008	1.07
Options exercisable at June 23, 2016	1,099	$2,008	1.07

All compensation costs for the above options have been previously recognized in operations.  As of March 31, 2016, the aggregate intrinsic value of the stock options outstanding and exercisable was $0. There were no option grants made in the three month periods ended March 31, 2016 and 2015.

7.	SUBSEQUENT EVENTS

Transfer of Former Lines of Business

Subsequent to the closing of the Exchange Transaction pursuant to which Omni became a wholly-owned subsidiary of the Company, the Company entered into an Asset Purchase Agreement, with James Wemett, who had been the President and CEO of the Company until the closing of the Exchange Transaction and NaturalNano Corp., a New York corporation wholly-owned by Mr. Wemett ("Transferee"), pursuant to which the Transferee acquired all right, title and interest to those specific business activities of the Company which the Company had been conducting immediately prior to the closing of the Exchange Transaction, specifically, (i) developing and commercializing material additives based on a technology utilizing halloysite nanotubes, which line of business the Company had been engaged in for more than three years prior to the Effective Date, and (ii) reselling Ebola personal protective equipment and ancillary supplies. These business activities generated revenues for the Company, which revenues increased from $125,638 in 2012 to $368,066 in 2015.

In connection with the transaction contemplated by the Asset Purchase Agreement, Mr. Wemett waived all accumulated compensation due to him from the Company, the Transferee assumed certain liabilities relating to those transferred business activities, the Company and Mr. Wemett exchanged releases, and the Company issued to Mr. Wemett a six year divisible Warrant with cashless exercise rights to purchase up to 2,000,000 shares of the Company's common stock at a purchase price of $0.05 per share.

Management Change

As disclosed in an Information Statement pursuant to Rule 14f filed on June 27, 2016, two of the Company's directors, Isaac Onn and Alex Ruckdaschel, resigned from those positions on June 15, 2016. Neither of the resignations was the result of any disagreement with the management of the Company.

On June 21, 2016, to fill one of the Board vacancies, Colm Wrynn was elected as a director of the Company.

On the Effective Date, James Wemett resigned as an officer of the Company and Colm Wrynn, the President of Omni became the President and Chief Executive Officer of the Company, and Daniel Stelcer, a Vice President of Omni became the Secretary and Chief Operating Officer of the Company. Mr. Wemett resigned as a director of the Company, and Mr. Stelcer will be appointed in his stead, effective as of ten (10) days after the delivery to the shareholders of the Company of an Information Statement pursuant to Rule 14f-1.

Change in Independent Registered Public Accounting Firm

On August 3, 2016, the Board of Directors of the Company notified Freed Maxick CPAs, P.C (“Freed Maxick”) that it had determined to dismiss them as the Company’s independent registered public accounting firm, effective as of August 3, 2016. Also on August 3, 2016, the Board determined to engage Scrudato & Co., PA as its new independent registered public accounting firm to replace Freed Maxick. Please see our form 8-K filed on August 3, 2016 for more detail.

Issuance of Common shares and Conversion of debt

On July 6, 2016, the Company issued 142,811 shares due to the conversion of $1,000 of notes payable plus $785 of accrued interest.

40

Issuance of Debt

On August 8,  2016, the Company borrowed $20,000 from a third party. The convertible promissory note bears interest at 10% per annum and matures on August  1, 2017. The third party has the option to convert all or a portion of the note plus accrued interest into common stock at a conversion price equal to 50% of the lowest closing bid price for the twenty days prior to the conversion.

New Lease

Commencing August 1, 2016, the Company entered into a lease for a period of twelve months for its Madeira Beach location. The monthly rent will be $1,500.

41